THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“the COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

FirstVitals, Inc.

A Delaware Corporation

July 31, 2025

SECURITIES OFFERED:	2,440,000 Shares of Common Stock
MAXIMUM OFFERING AMOUNT:	$20,740,000.00
MINIMUM INVESTMENT AMOUNT:	$850.00
CONTACT INFORMATION:	FirstVitals Inc. 2605 Camino Tassajara #2500 | Danville, CA 94526 800-922-8844 ext 8888 ernie.lee@firstvitals.com

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Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

FirstVitals Inc (“FirstVitals”, the “Issuer”, or the “Company”) is a Delaware corporation offering (the “Offering”) by means of this offering circular (the “Offering Circular”), Company equity in the form of common shares (the “Shares”). The Company intends to use the proceeds of this Offering (“Proceeds”) to commence operations of the Company, develop medical technologies and products described herein, and to acquire relevant medical products from third parties. The Company has not yet received any revenue and has not commenced revenue generating operations as of the date of this Offering Circular.

The Company is developing what it believes to be the next frontier of artificial intelligence (“AI”) enhanced diagnostics in Video Capsule Endoscopy across species, spanning human, companion pet, and large animal applications. The Company’s approach will integrate advanced AI algorithms with wireless capsule endoscopy which the Company believes will transform gastrointestinal (“GI”) diagnostics, delivering real-time, non-invasive imaging solutions for early disease detection. In the human healthcare market, FirstVitals' AI-powered VCE technology will enhance diagnostic accuracy, streamline clinical workflows, and expand access to GI imaging, particularly for underserved populations. In the veterinary sector, our AI-driven VCE platform is designed for companion animals (dogs and cats) and large animals, with a particular focus on the equine industry, where elite performance horses require early, precise GI health assessments to prevent career-limiting conditions. By bringing cutting-edge AI-driven imaging across species, FirstVitals believes it can set new standards in GI diagnostics, expanding the total addressable market beyond human healthcare, and unlocking untapped opportunities in the high-value veterinary and equine industries. The Company expects this evolving sector to offer significant growth potential. The Company has entered into negotiations for exclusive worldwide territorial and licensing rights from multiple VCE companies who have already obtained FDA 510(k) clearance for human use in the United States. The Company will pursue FDA 510(k) clearance to incorporate AI into the existing FDA 510(k) approved devices. The Company is currently reviewing alliances with other companies to develop the AI enhancements. On July 17, 2025, the Company entered into a non-binding Memorandum of Understanding with Augere Medical AS, a Norwegian company, whereby Augere, an experienced AI developer for regulatory approved endoscopic devices would develop the Company’s AI model. The Company expects any future AI functionality to be developed primarily by third-party vendors or open-source frameworks under a license or work-for-hire arrangement. As of the date of this Offering Circular, the Company has not yet developed, tested, or validated any AI software modules for use with video capsule endoscopy in either human or veterinary medicine. Please see further information about FirstVitals in the section below titled “Description of the Business”.

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The Offering is on a Best Efforts and ongoing basis to investors who meet the investor suitability standards as set forth herein. (See “Investor Suitability Standards” below). Persons interested in investing in the Company will subscribe for the Shares by executing and submitting the Subscription Agreement and Investor Suitability Questionnaire, attached as Exhibit 1. The Company will offer Shares through its own website www.FirstVitals.com (“Platform”) and through Andes Capital Group LLC, (“Andes”) as a FINRA registered broker-dealer for its services in this transaction. For performing broker-dealer functions in connection with this Offering, Andes will receive up to one percent (1%) brokerage commission. Andes will also offer Investor Outreach Services, where Andes will introduce the Offering to a network of accredited investors. Should any Investors originate from the Investor Outreach Services, the Company will instead pay Andes five percent (5%) of the amount raised. Andes will review Investor information for regulatory compliance as well as review subscription agreements for completion. At each closing date, the net proceeds for such closing will be disbursed to the Company and Shares relating to such net proceeds will be issued to their respective investors. See “Plan of Distribution” for more details.

Persons who purchase Shares will be Shareholders of the Company and will hereinafter be referred to as “Shareholders” or in the singular a “Shareholder.” The minimum investment amount per Shareholders is Eight Hundred Fifty Dollars ($850.00) for the Offering (the “Minimum Investment Amount”). Each Share will be sold at Eight Dollars and Fifty Cents ($8.50) per Share. Therefore, the Minimum Investment Amount will be for One Hundred (100) Shares. The Company does not intend to list the Shares for trading on any exchange or other trading market (See “Description of the Securities” below.)

Sales of the Shares pursuant to this Regulation A Tier 2 Offering will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Shares have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

Prior to this Offering, there has been no public market for the Shares, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Shares on any securities market. Investing in the Company through the purchase of Shares involves risk, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an Investor should consider prior to purchasing Shares.

The Company is not employing a minimum offering amount. As soon as the Company accepts a subscription, the subscriber’s funds will be deposited into the Company’s operating account, and the subscriber will become a shareholder and listed on the Company’s share register. Shareholders of the Company will be subject to the terms of the Bylaws of FirstVitals, Inc (See Exhibit 2, the “Bylaws”) once the Company deposits the Shareholder’s investment into the Company’s main operating account. As of the date of this Offering Circular, the Company has engaged KoreTransfer USA (“Kore”) as transfer agent for this Offering.

Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below) There are material income tax risks associated with investing in the Company that prospective Investors should consider. (See “Income Tax Considerations” below.)

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The Company is a startup and has commenced nominal operations in furtherance of its business plan. Therefore, under SEC Rule 405, the Company is considered a shell company. The Company is currently, and will continue to be after the Offering, a controlled company under SEC rules. The Company is controlled by a single person, Ernest Lee, who currently owns 94% of the voting stock of the Company. Upon a fully subscribed offering, Mr. Lee will continue to own more than 50% of the voting stock of the Company.

As of the date of this Offering Circular, the Company has engaged KoreTransfer USA LLC (“KoreTransfer”) as transfer agent for this Offering.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC. The Company approximates material operations will commence within Q2-2025.

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company	Proceeds to other Persons
Amount to be Raised per Share	$8.50	$0.085	$8.415	N/A
Minimum Investment Amount (100 Shares)	$850.00	$8.50	$841.50	N/A
Maximum Offering Amount (2,440,000 Shares)	$20,740,000.00	$207,400.00	$20,532,600.00	N/A
Maximum Offering Amount (2,440,000 Shares) under the Investor Outreach Services	$20,740,000.00	$1,037,000.00	$19,703,000.00	N/A

*The Offering price to Investors was arbitrarily determined by the Company.

** The Company is not using an underwriter for the sale of Shares. These commissions listed are those for Andes, the broker-dealer of record. The Company has agreed to pay Andes a one percent (1%) commission on the Shares sold as well as $5,000.00 of fees related to services in connection with the Offering. Andes will also offer Investor Outreach Services, where Andes will introduce the Offering to a network of accredited investors. Should any Investors originate from the Investor Outreach Services, the Company will pay Andes five percent (5%) of the amount raised. If the Company raised the full Offering of $20,740,000.00 from the Investor Outreach Services, the commissions due to Andes would be $1,037,000.00. The commissions due to Andes are conditional on the services provided by Andes with respect to any one sale. See “Plan of Distribution”.

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EXPLANATORY NOTE

This Offering Circular was amended to address comments from the Securities and Exchange Commission. Prior amendments related to updating Part F/S with audited financial statements for the period ended December 31, 2024, and to update Exhibit 1, the agreement between the Company and Andes Capital, Inc., the broker-dealer engaged by the Company to reflect a greater Offering Amount, and the increased filing fee to FINRA. Further, this Offerinc Circular was amended on July 17, 2025 to disclose the Company’s non-binding Memorandum of Understanding with Augere Medical AS, an experienced AI developer for endoscopic devices.

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SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Bylaws, a copy of which is attached hereto as Exhibit 2 should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Bylaws, the Bylaws shall prevail, and control and no Investor should rely on any reference herein to the Bylaws without consulting the actual underlying document.

The Company was incorporated under the laws of Delaware on September 12, 2024. The Company has not had any revenue and has not commenced revenue generating operations as of the date of this Offering Circular. The Company is focused on diagnostic solutions and has determined there is a tremendous need for cutting-edge technology for GI conditions. The Company is bringing Video Capsule Endoscopy (VCE) technology together with AI technology to improve imaging solutions for disease detection. The Company has entered into negotiations for an exclusive worldwide territorial and licensing rights from multiple VCE companies who have already obtained FDA 510(k) clearance for human use in the United States. The Company will pursue FDA 510(k) clearance to incorporate AI into the existing FDA 510(k) approved devices. The Company expects to establish an exclusive supplier relationship in 2025 and begin the process of incorporating AI into the VCE in 2025 as well.

COMPANY INFORMATION AND BUSINESS

FirstVitals, Inc. is a Delaware corporation.

The Company is planning to develop the next frontier of artificial intelligence-enhanced diagnostics with AI-driven Video Capsule Endoscopy (VCE) across species, spanning human, companion pet, and large animal applications. Our approach integrates advanced AI algorithms with wireless capsule endoscopy to improve gastrointestinal (GI) diagnostics, delivering real-time, non-invasive imaging solutions for early disease detection.

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In the human healthcare market, the integration of Artificial Intelligence (AI) with Video Capsule Endoscopy (VCE) presents a significant market opportunity in the early detection of gastrointestinal (GI) conditions, including but not limited to Barrett's Esophagus and colorectal polyps. This combined approach enhances diagnostic accuracy, improves patient outcomes, and streamlines clinical workflows.

In the veterinary sector, our AI-driven VCE platform is designed for companion animals (dogs and cats) and large animals, with a particular focus on the equine industry, where elite performance horses require early, precise GI health assessments to prevent career-limiting conditions.

By bringing cutting-edge AI-driven imaging across species, FirstVitals expects to set new standards in GI diagnostics, expanding the total addressable market beyond human healthcare, and unlocking untapped opportunities in the high-value veterinary and equine industries. The Company’s strategic position in this evolving sector offers significant growth potential, providing an opportunity to position FirstVitals as a leader in multi-species AI-enhanced endoscopy solutions.

MANAGEMENT

The Company is managed by its officers who report to the Company’s Board of Directors.  The officers are Ernest Lee, Susan Kim Van Dongen, Anthony Voorhies, and Gagan Singh.  The Board of Directors are Ernest Lee and Myron Karasik.

THE OFFERING

This Offering is the first capital raise by the Company in its history. The Company is exclusively selling Company equity in the form of Shares. The Company will use the Proceeds of this Offering to begin operations. The Company will offer up to 2,440,000 common shares. Through this Offering, the Company is offering equity in the Company in the form of common shares on a “Best Efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein (See “Investor Suitability Standards”).

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SECURITIES BEING OFFERED

Only the Shares will be offered through this Offering. Each Share is being offered at a purchase price of Eight Dollars and Fifty Cents ($8.50) per Share. The Minimum Investment Amount for any investor is One Thousand Dollars ($850.00) for 100 Shares.

For a complete summary of the rights granted to Shareholders, see “Description of the Securities” below.

The Shares are non-transferable except in limited circumstances, and no market is expected to form with respect to the Shares.

COMPENSATION TO MANAGEMENT

The Company does expect to use proceeds from this Offering for overhead expenses. As of the date of this Offering, only one officer has received any compensation from the Company, pursuant to a consultant agreement. No other officers or directors have been compensated for their time served for the Company. The Board of Directors expects to approve the customary industry standard compensation for the officers and directors upon commencement of the Offering.

The Officers and Directors will receive equity incentive grants of common stock in connection with the services they have provided to the Company.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	Mr. Lee and the other officers bring decades of relevant experience to the Company. Please see the heading “Business Experience of the Management” for further information.

INVESTOR SUITABILITY STANDARDS

Shares will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

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Each person purchasing Shares will be subject to the terms of the Bylaws, a copy of which is provided in Exhibit 2.

Each person acquiring Shares will be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the Shares.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Shares is an Accredited Investor, if such is claimed by the investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the Purchaser’s (1) annual income or net worth as determined under Rule 501(a) of Regulation D, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-Accredited persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.

COMMISSIONS FOR SELLING SHARES

The Shares will be offered and sold directly by the Company, the Officers, and the Directors of the Company. No commissions will be paid to the Company, the Officers, or the Directors for selling the Shares.

NO LIQUIDITY	There is no public market for the Shares, and none is expected to develop. Additionally, the Shares will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. The Company may or may not at the Company’s discretion facilitate or otherwise participate in the secondary transfer of any Shares. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Shares. (See “Risk Factors” and “Description of the Securities” below.)

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CONFLICTS OF INTEREST

The Company is managed, and has been funded, by Ernest Lee, the Chief Executive Officer and Chairman of the Board of Directors. The Company has issued Promissory Notes in the principal amount of $62,000.00 as of the date of this Offering. See “Conflicts of Interest Risks” below.

COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all direct costs and expenses associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the development and operation of FirstVitals. Certain costs and expenses of the Offering paid by Ernest Lee pursuant to Promissory Notes may be paid from the proceeds of the Offering. Other direct or indirect costs of the Offering may be paid in the future by Mr. Lee and the Company will issue Promissory Notes to Mr. Lee in exchange.

AUDITED FINANCIAL STATEMENTS

This Offering Circular includes the Company’s audited financial statements for the period of September 14, 2025 (inception) to December 31, 2024 which are located at Part F/S below. The Company’s auditor is Assurance Dimensions. The Company was formed in 2024, and this Offering represents its first capital raise. The Auditor’s Report included in the financial statements includes the following disclosure: The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect which creates substantial doubt related to going concern.

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TREASURY DEPARTMENT CIRCULAR 230 NOTICE. TO ENSURE COMPLIANCE WITH CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERENCED TO IN THIS CIRCULAR IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE CODE; (II) ANY SUCH DISCUSSION IS MADE IN CONNECTION WITH THE PROMOTION AND MARKETING BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS CIRCULAR; AND (III) INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

THIS CIRCULAR HAS BEEN PREPARED FROM DATA SUPPLIED BY SOURCES DEEMED RELIABLE BY THE COMPANY AND DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF ANY MATERIAL FACT. IT CONTAINS A SUMMARY OF MATERIAL PROVISIONS OF DOCUMENTS REFERRED TO HEREIN. STATEMENTS MADE WITH RESPECT TO THE PROVISIONS OF SUCH DOCUMENTS ARE NOT COMPLETE AND REFERENCE IS MADE TO THE ACTUAL DOCUMENTS FOR COMPLETE REVIEW.

FLORIDA RESIDENTS: INVESTORS WHO RESIDE IN FLORIDA ARE PROVIDED A THREE (3) DAY RIGHT OF RESCISSION OF ANY INVESTMENT TENDERED TO THE FUND AND CALCULATED FROM THE DATE OF THE SUBSCRIPTION.

NASAA LEGEND

BY ACCEPTANCE OF THIS CIRCULAR, PROSPECTIVE INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE SHARES. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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NOTICE TO NON-UNITED STATES RESIDENTS

IT IS THE RESPONSIBILITY OF ANY ENTITIES WISHING TO PURCHASE THE SHARES TO SATISFY THEMSELVES AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

BY ACCEPTANCE OF THIS CIRCULAR, INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE SHARES. THE CONTENTS OF THIS CIRCULAR SHOULD NOT BE CONSIDERED TO BE INVESTMENT, TAX, OR LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN COUNSEL AND ADVISORS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN THIS OFFERING.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR, A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS, REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS:

(1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 11, 2001.

THE MANAGEMENT OF THE COMPANY HAS PROVIDED ALL OF THE INFORMATION STATED HEREIN.

IT MUST BE RECOGNIZED THAT ESTIMATES OF THE COMPANY’S PERFORMANCE ARE NECESSARILY SUBJECT TO A HIGH DEGREE OF UNCERTAINTY AND MAY VARY MATERIALLY FROM ACTUAL RESULTS.

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FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects,” “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). As a Tier II Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to Qualified Purchasers or at a time when the Shares are listed on a national securities exchange, if at all.

Qualified purchasers include: (i) “Accredited Investors” under Rule 501(a) of Regulation D; and (ii) all other non-Accredited Investors so long as their investment in the Shares does not represent more than ten percent (10.00%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or ten percent (10.00% ) of the greater of annual revenue, alone or together with a spouse or spousal equivalent, or net assets at fiscal year-end (for non-natural persons).

The Shares are offered hereby and sold to Investors that are within both categories (i.e., Accredited Investors and non-Accredited Investors whose investment in the Shares does not represent more than ten percent (10.00%) of the applicable amount). Accordingly, the Company reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a Qualified Purchaser for purposes of Regulation A.

For purposes of determining whether a potential Investor is a Qualified Purchaser (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D. For more details, please see the heading below titled “Investor Suitability Standards”.

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RISK FACTORS

Any investment in the Shares involves a significant degree of risk and is suitable only for investors who have no need for liquidity in this investment. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, global economic factors, and/or business trends; (iii) the capacity, circumstances, and relationships of partners of the Company, the Officers, and the Directors; or (iv) the presence, availability, or discontinuation of business and/or tax incentives.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than some of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to address the needs of its Investors, sponsors, and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services, and approach.

INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering price per Share and the Minimum Investment Amount have been arbitrarily determined by the Company and do not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Principals may accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being lower or higher than the Offering price.

Investment in the Shares is speculative, and each investor assumes the risk of losing his, her, or its entire investment.

Investment in these Shares is speculative, and by investing, each investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of the Principals to develop and manage the business operations, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the Investor Suitability Standards should consider purchasing these Shares.

The Company’s ability to commence operations is dependent on its ability to raise funds.

In order to execute its planned development operations, the Company will require capital for its development expenses. The Company’s ability to commence operations is largely dependent upon its ability to raise funds through this Offering and thereby developing the business operations. Investors should be aware that there is no assurance that the Company will obtain capital investments necessary to commence operations and become profitable. Further, the Company’s ability to scale products to the market will require additional significant capital. If the Company fails to raise sufficient funds, it may slow growth or jeopardize the sustainability of its business model.

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There is limited governmental review.

Neither the Offering nor the Shares have been approved by the U.S. Securities and Exchange Commission (the “Commission”). The Offering has been submitted for qualification by the Commission. Further, this Offering will be exempted by state securities laws and regulators. Therefore, the Offering is largely subject to limited governmental review.

There is limited transferability of Shares and no public market for the Shares.

Although the Company may attempt to redeem Shares when possible, in the Principals’ sole and absolute discretion, there is no assurance that the Company will be able to redeem your Shares. There is no public market for the Shares, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares may be limited. Any sale or transfer of these Shares also requires compliance with all state and federal securities laws and regulations. Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment.

Investors are not independently represented by the Company’s attorneys and should seek their own independent counsel.

The investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company. (See “Conflicts of Interest” below.)

There is no guarantee of the Company will reach the Maximum Offering Amount.

The Company will deploy funds from the Offering and to pursue its business plan immediately. The Company will begin scaled operations and the management will determine the best use of the scaled proceeds. There is no assurance that the Company will obtain capital investments equal to the Maximum Offering Amount.

No assurance can be provided that the Maximum Offering Amount will provide adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Shares being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Shares is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of the funds as provided within this Offering Circular under the caption “Use of Proceeds” below.

Terms of the Shares may not be favorable to prospective investors.

The Company has set the terms of the Shares in a manner which is favorable to the Company and has not tried to consider the favorability or suitability of such terms for any prospective investors.

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Delays in the participation in the investment yield by Investors may occur.

There may be a delay between the time subscription funds are accepted from Investors and the time when such funds are deposited into the Company’s main operating account. Such delays may result from the Company having to verify an Investor’s suitability and admissibility as a shareholder. The Company expects that subscriptions will be accepted or rejected within two weeks of the Company’s receipt of the subscription.

Investors may not be able to liquidate their investment to take advantage of higher available returns.

The purchase of Shares is a relatively illiquid investment. Investors may wish to liquidate their investment to take advantage of higher available returns elsewhere but may be unable to do so due to restrictions on transfer and withdrawal.

CONFLICT OF INTEREST RISKS

The Company is under significant control by one person, Ernest Lee.

Mr. Lee is the Chief Executive Officer of the Company, the Chairman of the Board of Directors, and the largest shareholder. In these roles, Mr. Lee has significant discretion on the business operations of the Company.

Currently, there is no restriction preventing the Company or its Officers from competing with one another by investing or sponsoring investments similar to those of the Company, and key personnel are not required to devote full-time to the business of the Company.

Though they currently have no intention to do so, there is no restriction preventing the Company or any of its Affiliates, Principals, or management from competing with one another by investing in or sponsoring the formation of other enterprises similar to the Company. The Company expects to enter into employment agreements with certain personnel after the Offering commences. The Company will include certain restrictions on competition, as well as full time devotion to the Company, in its standard form employment agreements. The Principals may make decisions for the Company that may at times favor persons other than the Company. Unless otherwise mandatorily required to the contrary by applicable law, the Company and its Affiliates, and the Principals and management are limited from any liability for investment opportunities given to other persons, including (without limitation) Affiliates.

GENERAL BUSINESS RISKS

The Company depends on highly skilled personnel, and if the Company is unable to hire, integrate and retain its personnel, it may not be able to execute its business plan or address competitive challenges.

The Company’s future success will depend upon its ability to retain, attract, hire, and integrate highly skilled personnel, including senior management, engineers, designers, and customer support. Competition for highly skilled personnel is intense. The Company will compete with many other companies for employees with meaningful and relevant experience in developing and managing our business, and it may not be successful in attracting and retaining the professionals it needs.

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The Company may need to invest significant amounts of cash to attract and retain new and highly skilled employees and may never realize returns on these investments. If the Company is not able to effectively hire, train and retain employees, its ability to achieve its strategic objectives will be adversely impacted and its business, financial condition and results of operations will be harmed.

The Company’s future performance depends on the continued services and contributions of its Chief Executive Officer, Ernest Lee, who is critical to the development of the Company’s business and growth strategy, the failure to properly develop or manage succession plans or develop leadership talent or the loss of services of key employees could significantly delay or prevent the achievement of the Company’s strategic objectives. From time to time, there may be changes in the Company’s senior management team resulting from the hiring or departure of executives, which could disrupt the Company’s business.

The loss of one or more of the Company’s key employees (including any limitation on the performance of their duties or short term or long-term absences as a result of illness) could adversely affect the Company’s business, financial condition and results of operations.

The Company is a startup enterprise and has no operating history.

The Company was formed in 2024. As a result, the Company has no operating history upon which an investor can evaluate the Company and its prospects. The Company’s lack of operating history makes predicting the Company’s future operating results difficult. The Company’s business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development.

Pursuant to SEC Rule 405, the Company is considered a shell company. Shell companies are companies with no or nominal operations and limited assets. Shell companies often face challenges as a startup company, and those challenges can have a negative effect on the value of the Shares.

As a company with nominal operations and limited assets, the FirstVitals will face challenges in attaining revenue generating operations. These challenges include negotiating product and technology contracts for short term and long term needs, ensuring enough funding for continued operations until its operations can generate sufficient revenue, and maintaining relationships with its staff and important third party partners.

As a shell company, the Company is subject to various laws, regulations and restrictions, including that it will be subject to restrictions on its use of Form S-8 to register stock that it may issue to its employees and consultants and investors will be subject to restrictions from relying on Rule 144 for the resale of your Shares, as described below.

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a shell company, it may use Form S-8 sixty calendar days after the date on which it makes required filings with the SEC disclosing the cessation of its status as shell company, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

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Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the designation as a shell company, the investors under this Offering are not permitted to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of Company securities until one year from the date that the Company ceases to be a shell company. This will likely make it more difficult for the Company to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

The Company has yet to create any revenue and has issued promissory notes to raise initial capital.

The Company is in the first stages of developing its business operations and has yet to receive any revenue from operations. The Company understands that developing, marketing, and selling diagnostic products that require regulatory approval requires significant upfront capital. Prior to this Offering, the Company’s initial capital sources have been in the form of promissory notes. Ernest Lee, the founder and CEO of the Company, has lent the Company an aggregate of $62,000 in promissory Notes (the “Notes”). These Notes have maturity dates of one year and will become due in later 2025 and early 2026. The Company has reserved the right to use the proceeds of the Offering to repay these Notes. If the Company has not raised enough operational revenue or Offering Proceeds to pay the amounts due under the Notes, the Company will negotiate with Mr. Lee but there remains a risk that these Notes could fall into default and creating a negative impact for Shareholders.

The Company issued a Series A Convertible Promissory Note to Dr. Steven Gest on March 28, 2025, in the amount of $250,000 (the “Series A Note”). This Series A Note accrues interest at ten percent (10%) per annum and the principal and interest shall be due on March 28, 2028. This Series A Note is convertible by the Company into common shares of the Company upon an initial public offering or upon an equity financing transaction that raises in excess of $30 million dollars. The conversion price would be discounted at fifty percent (50%) of the common share price established in the initial public offering or equity financing transaction. If the Company has not raised enough operational revenue to pay the amounts due under the Series A Note, there is a risk that the Series A Note could fall into default and create negative impact for Shareholders.

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The Shares are subject to potential future dilution which may affect the value of the Shares.

As the Company proceeds with developing, marketing, and selling diagnostic products that require regulatory compliance, it is expected that the Company will continue to seek to raise capital in the future. any future fundraising will likely involve equity investment, which would increase dilution of an investor’s shareholding percentage and potentially dilute the value of an investor Shares.

The Company issued a Series A Convertible Promissory Note to Dr. Steven Gest on March 28, 2025, in the amount of $250,000 (the “Series A Note”). This Series A Note accrues interest at ten percent (10%) per annum and the principal and interest shall be due on March 28, 2028. This Series A Note is convertible by the Company into common shares of the Company upon an initial public offering or upon an equity financing transaction that raises in excess of $30 million dollars. The conversion price would be discounted at fifty percent (50%) of the common share price established in the initial public offering or equity financing transaction. If the Company converts the Series A Note, the Company will issue common shares at a discount to market value, resulting in dilution of the investor’s shareholding percentage and potentially a decrease in the value of an investor’s Shares.

The Company is subject to regulatory organizations such as the Food and Drug Administration and any delays or additional costs related to approvals or compliance can adversely affect operations.

The Company will develop advanced healthcare technology designed to significantly improve gastrointestinal diagnostics, particularly in detecting abnormalities in the small intestine, stomach, and colon. The Federal Food and Drug Administration (the “FDA”) governs the rules and regulations regarding healthcare technology, and the Company’s AI-Enhanced Video Capsule Endoscopy (VCE) is subject to FDA review and clearance. The Company has entered into negotiations for an exclusive worldwide territorial and licensing rights from multiple VCE companies who have already obtained FDA 510(k) clearance for human use in the United States. The Company will pursue FDA 510(k) clearance to incorporate AI into the existing FDA 510(k) approved devices. The Company expects to establish an exclusive supplier relationship in 2025 and begin the process of incorporating AI into the VCE in 2025 as well. The Company believes it will have a prototype available for clinical trials in late 2025. Delays or failure to secure clearance to incorporate AI could adversely affect the Company’s operations and financial position.

Regulatory organizations such as the FDA can enact new regulations or re-interpret existing regulations that may impact the Company’s compliance efforts and/or impact the Company’s ability to offer its healthcare technology to the market. The cost of compliance could be significantly increased. Failure to comply with FDA regulations, whether prior to clearance or subsequent to clearance, would also lead to adverse consequences for the Company, including delays or injunctions.

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Until the Company begins distributing its AI-Enhanced Video Capsule Endoscopy service, it expects to incur losses.

The Company expects to incur net losses for the foreseeable future. The Company's future profitability will depend on its ability to successfully distribute its AI-enhanced Video Capsule Endoscopy service for both human and veterinary applications while establishing a sustainable customer base for the tests. If the Company does eventually achieve profitability, the Company may not be able to sustain it.

The Company’s success will rely on its ability to address market conditions and healthcare providers’ acceptance. If the Company cannot successfully navigate market conditions, the Company may be adversely affected.

Market conditions can include acceptance and adoption rates, competition, pricing pressure, general economic downturns, and shifts within the healthcare industry. The success of the Company’s platform relies on market acceptance and adoption by medical professional and consumers. If healthcare professionals are hesitant or lack awareness, it could impact adoption rates. If larger, more established healthcare companies begin competing with FirstVitals by offering AI-enhanced VCE, the Company may need greater resources to capture market share. Pricing Pressure is a market condition the Company will have to monitor. Competitors could engage in price wars, reducing margins, or new technologies may emerge that offer lower-cost alternatives to the Company’s services. Finally, larger shifts in the general economy and the healthcare industry have the ability to negatively affect the Company’s operations. Economic recessions or downturns could result in reduced consumer spending on elective healthcare products and services for animal diagnostic testing. Changes in the healthcare industry, including shifts in policy or major technological advancements, could affect the Company’s business model or market opportunities.

There is a risk that an investment into Augere Medical AS, or other company, could result in the Company being in violation of the Investment Company Act of 1940.

The Company is not an investment company, and the Company does not hold itself out as an investment company. However, there are a class of companies that can inadvertently find themselves within the definition of “investment company” pursuant to the Investment Company Act of 1940 (the “1940 Act”). A company that meets the definition of “Investment Company” pursuant to the 1940 Act needs to register with the SEC. As described below, there are many rules and restrictions governing Investment Companies that require significant disclosure and compliance. Fortunately, there are several exemptions to the 1940 Act, and the Company will operate its business so that it does not inadvertently subject itself to the 1940 Act.

In addition to not holding itself out as an Investment Company, the primary exemption from the 1940 Act the Company will rely on is an asset test. If a company owns investment securities that represent 40% or more of its assets, that company may be determined to be an Investment Company subject to the 1940 Act. As part of its development of its AI component for the VCE, FirstVitals is negotiating with multiple AI development companies. These negotiations have led to the Company to execute a non-binding Memorandum of Understanding with Augere Medical AS (the “MOU”). One of the terms of the non-binding MOU provides that FirstVitals would make a $2,000,000.00 investment into Augere Medical AS (“Augere”) in exchange for 10% ownership of Augere. This 10% ownership would be considered investment securities under the 1940 Act. If that 10% ownership in Augere represented 40% or more of the Company’s assets, FirstVitals could be considered an Investment Company under the 1940 Act.

As of the date of this Offering, the Company has limited assets. FirstVitals is raising up to $20,440,000 in this Offering. If the Company were to raise this amount, a subsequent $2,000,000.00 investment into Augere would represent approximately 10% of the Company’s assets, and would not trigger Investment Company status. Similarly, if the Company were able to raise more than $5,000,000.00 in this Offering, an investment of $2,000,000 into Augere would not represent 40% or more of the Company’s assets.

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However, the non-binding MOU calls for a further definitive agreement which is conditional upon the successful completion of this Offering. The Company will determine what it considers to be a successful completion of the Offering. Consistent with the Company’s disclosures under the heading “Use of Proceeds”, the Company may determine to use proceeds designated as product development to pursue a strategic alliance that would accomplish such product development. The MOU with Augere also calls for a product development agreement, and any funds paid to Augere under a product development agreement would not be considered investment securities as defined under the 1940 Act.

The Company will purposely operate its business to avoid falling into Investment Company status under the 1940 Act. The Company will manage its Offering proceeds and structure any investment into a third party so that the Company does not inadvertently fall into Investment Company status under the 1940 Act. Some of the rules and restrictions on 1940 Act companies that the Company is determined to avoid are:

•	Limit on affiliate transactions. Any transactions and dealings between an investment company and its affiliates are presumptively unlawful. The definition of “affiliate” under the Investment Company Act is very broad (see Section 17).
•	Ethics, compliance and recordkeeping burdens. The Investment Company Act sets forth detailed requirements for investment companies to adopt (i) a code of ethics, (ii) written policies and procedures to ensure compliance with federal securities laws and (iii) a recordkeeping policy. These policies must be reviewed at least annually, and in some cases quarterly, and the entire compliance system is subject to sporadic, in-depth, on-site audit and inspection by the SEC (see Sections 17, 31 and 38 and related Investment Company Act rules).
•	Limitations on capital structure. Investment companies must maintain (i) 300% asset coverage over debt (and 200% asset coverage over any preferred stock), (ii) only one class of debt and (iii) only one class of preferred stock (see Section 18).
•	Strict investment policies. Investment companies must adopt various policies governing investment objectives and concentrations, borrowing money and issuing “senior securities.” These companies must strictly adhere to these policies, which cannot be changed without a shareholder vote. Note that acquiring control of another company risks breaching the investment objectives and would likely require shareholder approval (see Sections 8 and 13).
•	Limits on directors, officers, underwriters and others. The directors, officers, underwriters and other specified related parties of an investment company are subject to a wide range of “bad boy” disqualifications, with a 10-year look back (see Section 9).
•	Requirements for independent directors. In general, at least 40% of the board of directors (and in many cases, at least 75%) must not have a material business relationship with the investment company, its entities or certain additional persons. These directors are also subject to heightened scrutiny, as the SEC has repeatedly emphasized that independent directors must act as “watchdogs” on behalf of investors (see Section 10).
•	Required investment adviser. The investment company would be required to appoint a registered investment adviser. Registered investment advisers are subject to the various Rules and Regulations of the Investment Advisers Act of 1940, which include adoption of a compliance program designed to ensure compliance with the Investment Advisers Act of 1940. Appointing a registered investment adviser requires shareholder approval and adoption of a written contract (also by shareholder approval), which cannot be assigned or changed without shareholder approval. The contract is subject to strict fee requirements and anti-assignment provisions (see Sections 10 and 15).

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•	Public filings; financial reporting. The investment company’s periodic filings, as well as its annual (audited) and quarterly (unaudited) financial statements are configured significantly differently from the forms used by traditional operating companies and may be subject to separate accounting requirements (see Section 30).
•	Changes in status. An investment company may not cease to be an investment company without shareholder approval (see Section 13).
•	Effect on MLP taxation. The Investment Company Act poses particular problems for publicly traded partnerships, also known as master limited partnerships, or MLPs. It is critical for MLPs to avoid investment company status at all costs. MLPs are not subject to tax at the entity level, and the MLP’s taxable income is allocated to its partners and taxed only at the partner level. Section 7704(a) of the Internal Revenue Code of 1986 (the Code) provides the general Rule that a publicly traded partnership will be treated as a corporation for federal income tax purposes. Section 7704(c) of the Code provides an exception to the general Rule for any publicly traded partnership if 90% or more of such publicly traded partnership’s gross income for a taxable year consists of “qualifying income,” which is defined to include income from a number of activities, the most significant of which are related to certain natural resources. However, this exception from the publicly traded partnership Rules generally does not apply to a publicly traded partnership that would be treated as a regulated investment company as defined in Section 851(a) of Code, if such publicly traded partnership were a domestic corporation. Thus, a publicly traded partnership that is registered under the Investment Company Act is generally taxed as a corporation under the Code. In other words, a registered investment company generally cannot be an MLP.

Risks Associated with the Company’s Business

The growth of the Company’s business will depend on its ability to attract and retain healthcare providers for AI-enhanced Video Capsule Endoscopy for human and veterinarian applications. The Company cannot assure that healthcare providers will provide AI-enhanced Video Capsule Endoscopy to their patients. If the Company cannot attract new healthcare providers or retain future customers, its revenue could decline and its business, financial condition and results of operations could be harmed.

Technology and Platform Risks

The success of the platform relies on its reliability. Any software bugs, technical glitches, or system downtime could negatively affect user experience and erode trust. The Company’s platform will be handling sensitive health data, making it a target for cyberattacks. A significant breach could damage our reputation and result in legal consequences. As demand grows, the ability to scale our technology infrastructure quickly and efficiently without compromising service quality will be critical.

The Company has not developed any AI software to date. The Company’s business plan depends on creating or licensing AI algorithms that meet clinical-performance, regulatory, and commercial requirements. AI development is complex, costly, and subject to rapid technological change. If the Company is unable to secure adequate data, hire or engage qualified developers, obtain regulatory clearance, or achieve acceptable performance, it may be unable to offer AI-enhanced products, which would materially and adversely affect the Company’s growth prospects

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Operational Risks

The Company will depend on suppliers and technology service components. Disruptions in the supply chain, whether due to geopolitical issues, natural disasters, or vendor performance, could impact our ability to meet consumer demand. Errors in test results (e.g., false positives/negatives) could lead to customer dissatisfaction, reputational damage, or even legal liabilities. AI-enhanced Video Capsule Endoscopy procedure for reimbursement will vary by insurance companies, which could impact patient adoption or willingness to pay out-of-pocket. There is no insurance reimbursement for veterinarian applications at this time.

Product Launch and Development Risks

Any unanticipated delays in bringing AI-enhanced VCE service to market could impact revenue growth and investor confidence. Ongoing R&D efforts to expand the portfolio could be more costly or take longer than anticipated, affecting your financial performance.

Partnership and Strategic Risks

The Company will rely heavily on specific partners for manufacturing and distribution. Their performance or solvency could directly impact our business. Any disputes with our partners or failures of third-party vendors to deliver their services could disrupt our operations and lead to financial losses.

The Company’s information technology and other systems are subject to cyber security risk, including misappropriation of employee information, customer information or other breaches of information security.

The Company will rely on information technology and other systems, including our own systems and those of service providers and third parties, to manage its business and employee data and maintain and transmit customers’ personal and financial information, credit card data, and credit card funds transmissions.

The Company’s information and processes and those of its service providers and other third parties, are subject to the ever-changing threat of compromised security, in the form of a risk of potential breach, system failure, computer virus, or unauthorized or fraudulent use by customers, company employees, or employees of third-party vendors. The steps the Company takes to deter and mitigate the risks of breaches may not be successful, and any resulting compromise or loss of data or systems could adversely impact operations or regulatory compliance and could result in remedial expenses, fines, litigation, disclosures, and loss of reputation, potentially impacting its financial results.

Further, as cyber-attacks continue to evolve, the Company may incur significant costs in its attempts to modify or enhance protective measures or investigate or remediate any vulnerability. Increased instances of cyber-attacks may also have a negative reputational impact on the Company and that may result in a loss of customer confidence and, as a result, may have a material adverse effect on its financial condition, results of operations, and cash flows. Any failure to prevent or mitigate security breaches or cyber risk could result in interruptions to the services the Company provides, degrade the user experience, and cause its users to lose confidence in its products. The unauthorized access, acquisition or disclosure of consumer information could compel the Company to comply with disparate breach notification laws and otherwise subject it to proceedings by governmental entities or others and substantial legal and financial liability. This could harm the Company’s business and reputation, disrupt its relationships with partners and diminish its competitive position.

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The Company’s business will depend on the interoperability of our application across third-party platforms, operating systems, and applications, and on its ability to ensure its application operate effectively on those platforms. If the Company is not able to integrate its application with third-party platforms in a timely manner, its business may be harmed.

The success of the Company’s application will rely on its broad interoperability with a range of diverse devices, operating systems and third-party applications. Third-party platforms are constantly evolving, and the Company may not be able to modify its application to assure compatibility with that of other third parties following development changes within a timely manner. If the Company fails to effectively respond to changes or updates to third-party platforms that the Company relies upon, its business, financial condition, and results of operations could be harmed.

The Company’s proprietary medical devices may not operate properly, which could damage its reputation, or give rise to claims against the Company, either of which could harm its business, financial condition, and results of operations.

The Company’s AI-enhanced Video Capsule Endoscopy Platform will be comprised of several elements, including artificial intelligence as a service (AIaaS). The Platform will provide healthcare providers with the ability to use the Company’s cloud-based AI service, a pre-screening tool, enhancing risk stratification, and optimizing follow-up procedures. It is possible that the Company may discover problems that prevent its proprietary Platform from operating properly. Material performance problems, defects, or errors in the Platform may arise in the future and can result from the interface of the Company’s products with systems and data that the Company did not develop. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Customer order timing and other factors may cause the Company’s operating results to fluctuate from period to period.

Changes in customer order timing and the existence of certain other factors may cause the Company’s operating results to fluctuate from period to period. Such factors include:

•fluctuations in our customers’ businesses;

•decisions by customers to reduce their purchases of the Company’s products and services;

•timing and recognition of revenues from customer orders;

•timing and market acceptance of new products or enhancements introduced by the Company or its competitors;

•availability and pricing of parts from the Company’s suppliers and the manufacturing capacity of the Company’s subcontractors; and

•changes in the prices of the Company’s products or of its competitors’ products.

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The Company’s business is indirectly subject to healthcare industry cost containment and healthcare reform measures that could result in reduced sales of its products.

Many of our future customers will rely on third party payors, such as government programs and private health insurance plans, to reimburse some or all of the cost of the procedures in which our products are used. The continuing efforts of governments, insurance companies and other payors of healthcare costs to contain or reduce those costs could lead to patients being unable to obtain approval for payment from these third-party payors for procedures in which the Company’s products are used. If that occurs, sales of medical devices may decline significantly and our customers may reduce or eliminate purchases of the Company’s products or demand further price reductions. The cost containment measures that healthcare payors are instituting could reduce revenues and harm the Company’s operating results.

In addition, in the U.S. and other jurisdictions, there have been, and the Company expect there will continue to be, a number of legislative and regulatory changes and proposed changes to reform healthcare systems. Various elements of healthcare reforms, such as comparative effectiveness research, an independent payment advisory board, payment system reforms, including shared savings pilots, and other provisions, could meaningfully change the way healthcare is developed and delivered and may have material adverse impact on numerous aspects of the Company’s business, results of operations and financial condition.

Disruptions in the supply of certain key components and other goods from the Company’s suppliers, including limited or single source suppliers, could adversely affect the results of the Company's business operations, and could damage its relationships with its customers.

The production of the Company’s products requires a wide variety of raw materials, key components and other goods that are generally available from alternate sources of supply. However, certain critical raw materials, key components and other goods required for the production of some principal products are available from limited or a single source of supply. Certain single source suppliers of key components for the Company could decide or have decided to stop producing some of these components. If the Company fails to find alternative sources or otherwise manage such a transition effectively, the Company’s business would be adversely impacted. If the Company experiences delays in receiving materials from certain of its key limited or single source suppliers, the Company’s relationship with customers may be harmed if such delays cause it to miss its scheduled shipment deadlines and the Company’s business could be adversely affected. The Company’s current or alternative sources may not be able to continue to meet all of its demands on a timely basis. If suppliers or subcontractors experience difficulties or fail to meet manufacturing requirements, the Company’s business would be harmed until it is able to secure alternative sources, if any, on commercially reasonable terms. A prolonged inability to obtain certain raw materials, key components or other goods is possible and could have a significant adverse effect on the Company’s business operations, damage its relationships with customers, or even lead to permanent loss of customer orders.

Increases in tariffs, trade restrictions or taxes on the Company’s products could have an adverse impact on its results of operations.

The Company’s supply chain makes it subject to tariffs, trade restrictions and other taxes when the material it purchases and the products it sells, cross international borders. If heightened tariffs or trade restrictions were to be imposed in the future, the Company may not be able to mitigate their impacts, and its business, results of operations and financial position could be materially adversely affected.

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Actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements may adversely impact our business and financial results.

Laws and regulations in various countries around the world with regards to cybersecurity, privacy and data protection are rapidly expanding and creating a complex compliance environment. These laws include evolving legislation with respect to the collection, storage, handling, use, disclosure, transfer, and security of personal data and the notification requirements in the event of unauthorized access to or acquisition of certain types of personal information. Failure to comply with these laws may affect our reputation and operating results negatively, subject us to significant liability, cost or expense, and may require significant management time and attention.

In some cases, these legal requirements may be either unclear in their interpretation and application or they may have inconsistent or conflicting requirements with each other. In addition, some of the privacy and data protection laws and regulations in the U.S., the EU, China and other countries place restrictions on our ability to process personal data across our business or across country borders and could impact our business and operations. Compliance with these laws, many of which entail substantial penalties for non-compliance, or future regulations could impose even greater compliance burdens and risks on us.

The EU’s General Data Protection Regulation (the “GDPR”), the California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), and the data protection and security laws of other countries impose additional requirements with respect to disclosure and deletion of personal information of their residents, imposing penalties for violations and, in some cases, private right of action for data breaches. These laws, and similar legislation in other U.S. states that is developing or has been recently enacted, impose transparency and other obligations with respect to personal data of their respective residents and provide residents with similar rights for certain types of data breaches. We have invested, and continue to invest, human and technology resources in our data compliance efforts that may be time-intensive and costly. Despite our efforts, there is a risk that we may be subject to fines and penalties for non-compliance and experience litigation, reputational harm and business interruption if we fail to protect the privacy of third-party data or to comply with the GDPR, CCPA, CPRA and other applicable data privacy and protection regimes.

The Company may be unable to obtain, maintain and protect its intellectual property rights and proprietary information or prevent third parties from making unauthorized use of the Company’s intellectual property. A failure to obtain, maintain, protect or enforce intellectual property and proprietary rights could impair the Company’s ability to protect its proprietary technology and its brand.

The Company plans to obtain, maintain, protect and enforce its intellectual property rights, including any proprietary technology, know-how and its brand. The steps it takes to obtain, maintain, protect and enforce such intellectual property rights may be inadequate. If the Company fails to protect its intellectual property rights adequately, the Company’s competitors could gain access to this proprietary technology and develop and commercialize substantially identical products, services or technologies. In addition, defending our intellectual property rights might entail significant expense. The Company cannot assure you that its technology, know-how or its brand will result in securing intellectual property protection. Further, the Company could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights. If the Company gets involved in intellectual property disputes, the Company may be subject to unplanned increased costs and potentially significant liability.

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The market in which the Company will participate is competitive, and if it does not compete effectively, its business, financial condition, and results of operations could be harmed.

The Company’s competitors may have greater name recognition, longer operating histories, more established customer relationships, larger marketing budgets and greater financial and operational resources than the Company has. The Company cannot assure you that it will not be forced to engage in price-cutting or revenue limiting initiatives, change payment terms or increase its advertising and other expenses to attract and retain customers in response to competitive pressures. For all of these reasons, the Company may not be able to compete successfully against future competitors, which could result in the failure of its application to achieve or maintain market acceptance, which would harm its business, financial condition, and results of operations.

Legal and Liability Risks

If a consumer experiences adverse outcomes related to testing (e.g., misdiagnosis based on test results), the company could face lawsuits or legal claims. If our technology or methods are not adequately protected by patents or trademarks, the Company could be vulnerable to intellectual property theft or imitation by competitors.

The Company is subject to data privacy rules such as HIPAA. Non-compliance with these rules could result in legal penalties and reputational damage and have an adverse effect on the Company’s results of operations and cash flows.

The Company is subject to data privacy and protection and breach notification laws and regulations that apply to the collection, transmission, storage and use of protected health information (“PHI”). The Health Insurance Portability and Accountability Act (“HIPAA”) establishes regulatory standards to protect PHI from being disclosed without a person’s consent. These regulations, in addition to other state laws, set standards for the security of electronic health information, including requirements that users receive notice regarding how their individually identifiable health information is used.

The legislative and regulatory landscape for privacy and data protection continues to evolve, and there has been an increasing focus on privacy and data protection issues with the potential to affect the Company’s business. Failure to comply with any of these laws and regulations could result in enforcement action against the Company, including fines, public censure, claims for damages by affected individuals, damage to the Company’s reputation and loss of goodwill, any of which could have a material adverse effect on its business, financial condition, results of operations or prospects. Ongoing efforts to comply with evolving laws and regulations may be costly and require ongoing modifications to the Company’s policies, procedures and systems.

Data privacy and security at the state level remains an evolving landscape. For example, California’s California Consumer Privacy Act of 2018 (“CCPA”), which came into effect on January 1, 2020, requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, allow consumers to opt out of certain data sharing with third parties and provides a new cause of action for data breaches. In addition, on November 3, 2020, California voters approved a new privacy law, the California Privacy Rights Act (“CPRA”), which significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts. This agency will be able to finance operations through penalties issued and with the CPRA’s removal of the mandatory cure period from CCPA, we will have less warning before compliance risk results in legal action. Many of the CPRA’s provisions will become effective on January 1, 2023. The CCPA and CPRA contain exemptions for medical information governed by the California Confidentiality of Medical Information Act, and for PHI collected by a covered entity or business associate governed by the privacy, security, and breach notification rule established pursuant to HIPAA, but the precise interpretation and application of this exemption by regulators is not yet clear.

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Investment in the Company involves certain tax and ERISA risks of which Investors should be aware.

An investment in the Company involves certain tax risks of general application to all Investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt Investors (see “Federal Income Tax Considerations” and “ERISA Considerations” below).

INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and described below; or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” described below.

Accredited Investor

A prospective purchaser of the Shares will qualify as an “Accredited Investor” if he, she, or the entity meets any one of the following criteria:

·         Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase, exceeds $1,000,000. For purposes of calculating net worth under this criterion:

(i)        The person’s primary residence shall not be included as an asset;

(ii)        Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)        Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

·         Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

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·         Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

·         Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act.

·         Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

·         Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Securities Act.

·          Any entity in which all the equity owners are Accredited Investors.

·         Any entity, of a type not listed in the immediately preceding five criteria, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

·         Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

·         Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such act.

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·         Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)        With assets under management in excess of $5,000,000;

(ii)        That is not formed for the specific purpose of acquiring the securities offered; and

(iii)        Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

·         Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (iii) above.

·         Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution, the Commission will consider, among others, the following attributes:

(i)        The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)        The examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing;

(iii)        Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)        An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable.

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Rule 251(d)(2)(C) “Limitations on Investment Amount”

No sale of securities may be made in this Tier 2 offering of Shares that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an Accredited Investor as defined above or the aggregate purchase price to be paid by the purchaser for the Shares (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require determining: (1) whether any person or entity purchasing Shares is an Accredited Investor if such is claimed by the Investor; and/or (2) whether any person or entity purchasing the Shares meets the Limitations on Investment Amount as defined at Rule 251(d)(2)(C) of Regulation A.

DILUTION

The Offering is for 2,440,000 common shares. A total of 6,341,625 common shares of the Company have been issued prior to the Offering, with 6,076,000 of those shares issued to two officers, Ernest Lee and Gagan Singh, and assignees of one director, Myron Karasik, reflecting services and resources previously provided to the Company. There is a material disparity between the effective cash cost to these officers and assignees of one director compared to the proposed public offering price. The 6,076,000 common shares (collectively, “Founder Equity”) were granted on January 22, 2025, at a nominal effective cash cost of $0.001 per share in recognition of (i) an aggregate $62,000 of working-capital advances already made by the founder, and (ii) thousands of uncompensated hours devoted since September 2024 to business formation, market research, intellectual property development, strategic execution, vendor diligence, and regulatory strategy. The grant was therefore compensation for past services (“sweat equity”) and capital advances, not a dividend or other return on investment.

On the same date the Company issued an additional 265,625 shares to employees and consultants for professional services rendered during the start-up phase, bringing the total shares outstanding prior to this Offering to 6,341,625.

Consistent with ASC 718, the fair value of each grant—measured as the contemporaneous cash price paid by unrelated service providers—was recorded as (1) share-based compensation expense or prepaid expense and (2) a corresponding credit to additional paid-in capital. Because the issuances were not pro-rata to existing shareholders and did not alter the par value or the rights of any class of stock, they are not analogous to a stock split or stock dividend.

SAB Topic 4.C requires retroactive presentation for changes in capital structure that are “similar to a stock dividend or split,” i.e., proportionate distributions to all holders that merely increase the number of shares without increasing the entity’s resources. The Founder Equity and service-provider grants:

·       were issued to specific individuals as consideration for identifiable services and cash advances;

·       increased the Company’s contributed capital (additional paid-in capital) in exchange for those services/advances; and

·       were not issued on a pro-rata basis to all then-existing shareholders.

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In consideration of SAB Topic 4-C and required disclosures for these grants after December 31, 2024, Management has considered the retroactive effect in the balance sheet. Based on the Management assessment that the transactions represent compensatory issuances, not stock dividends or splits, and therefore do not require retroactive restatement of the balance sheet under SAB Topic 4.C. For transparency, Note E in the attached financial statements at Part F/S already discloses the post-balance-sheet share issuances and their impact on total shares outstanding.

Because the shares were issued for bona-fide consideration (services and capital advances) and not out of retained earnings, they should not be interpreted as dividends or other distributions of earnings. The Company has never declared or paid any cash or stock dividend.

The Company issued its Series A Convertible Promissory Note to Dr. Steven Gest on March 28, 2025. This Note converts into common shares of the Company and should the Company determine to convert, the Company’s common shareholders’ ownership would be diluted.

PLAN OF DISTRIBUTION

The Shares will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount”. For further information please see the heading entitled “Investor Suitability Standards” above.

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement. Subscriptions shall be submitted electronically at the Portal. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. Investors may pay the purchase price for your Shares by check, ACH, credit card, or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. All checks should be made payable to “FirstVitals Inc.” The Company reserves the right to schedule when and where closings will occur. Once a subscription has been submitted, an investor will not have the right to request the return of its subscription payment. If the subscription is rejected by the Company, it will return the subscriber funds immediately. It is expected that settlement will occur on the same day as each closing date.

By completing and executing the subscription agreement an Investor will also acknowledge and represent that the Investor has received a copy of this Circular, that the Investor is purchasing the Shares for the Investor’s own account and that the Investor’s rights and responsibilities regarding its Shares will be governed by the Bylaws included as an exhibit to the Circular.

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Broker-Dealer Compensation

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Portal to invest. The Company has engaged Andes, an independent FINRA broker-dealer to support the Share sales. Andes’ commissions are one percent (1%). If Andes’ efforts lead to sales of $20,740,000.00 of the Shares, the commissions to be paid would be one percent (1%) or $207,400.00. The Offering is conducted on a best-efforts basis. Andes is not purchasing or selling any Shares offered in this Offering. No commissions or any other remuneration for the Shares sales will be provided to the Company, the Officers, or Directors, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. The Company will also pay Andes a $5,000.00 non-refundable due diligence fee, and a $3611 filing fee, in connection with the Offering. Andes Capital will also offer Investor Outreach Services, where Andes will introduce the Offering to a network of accredited investors. Should any Investors originate from the Investor Outreach Services, the Company will pay Andes five percent (5%) of the amount raised.

In connection with the Offering, Andes has agreed to: 1) review Investor information, including compliance with rules, regulations, and guideline associated with Know-Your-Customer data, Anti-Money-Laundering requirements; 2) review Investor subscription agreements and confirm compliance with accredited investors rules; and 3) provide payment avenues for Investors to invest in the Offering. Andes will keep all Investor information confidential and not disclose any Investor information to a third party unless required by regulatory agencies or as part of the services it provides.

USE OF PROCEEDS

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

The Company expects that the development, marketing, and distribution of the FirstVitals VCE Platform will require 12 months.

The Company will deploy funds from the Offering and to pursue its business plan immediately. The Company will begin scaled operations and the management will determine the best use of the scaled proceeds. There is no assurance that the Company will obtain capital investments equal to the Maximum Offering Amount.

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The following table is an illustration and estimate of how the Company may use the proceeds of the Offering. The Company may determine to use the proceeds in different ways and in different amounts.

	25% of Offering Sold	50% of Offering Sold	100% of Offering Sold

Gross Offering Proceeds	$5,000,000	10,000,000	20,740,000

Estimated Uses:
Product Development (1)	$1,500,000	$5,000,000	$12,000,000
Sales and Marketing (2)	1,300,000	1,500,000	3,000,000
Operations and Infrastructure (3)	1,000,000	1,500,000	3,000,000
Regulatory Compliance and Legal (4)	500,000	750,000	1,000,000
General and Administrative (5)	500,000	750,000	1,000,000
Working Capital (6)	150,000	440,000	675,000
Organization and Offering Expenses (7)	50,000	60,000	65,000

The Proceeds raised from this Offering will be utilized to achieve the following strategic objectives:

(1) Product Development: Enhance the Company’s AI Video Capsule Endoscopy Platform and continue research and development to ensure the highest levels of accuracy and reliability.

(2) Sales and Marketing: Increase brand awareness, drive customer acquisition, and engage in targeted marketing campaigns to expand the Company’s user base and strengthen market presence.

(3) Operations and Infrastructure: Scale operational capacity, streamline logistics for capsules and receivers distribution, and invest in the infrastructure needed to support a growing customer base.

(4) Regulatory Compliance and Quality Assurance: Ensure compliance with healthcare regulations, including FDA approvals and HIPAA requirements. Invest in quality assurance to maintain the integrity of the Company’s diagnostic tests.

(5) General and Administrative: Cover administrative and overhead expenses including employee costs, legal fees, and other corporate needs as the Company scales its business.

(6) Working Capital: Maintain liquidity for day-to-day operations and address any unforeseen challenges as the Company continues to grow.

(7) Organization and Offering Expenses: The Company will use Proceeds from this Offering to reimburse Ernest Lee for expenses related to the Offering. This amount will include payment of the Company’s Promissory Notes issued to Ernest Lee, the Company’s CEO. The Promissory Notes are an aggregate principal amount of $62,000.00 and accrue interest at 5% per annum. Please see “Interest of Management and Other Persons In Certain Transactions”.

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The Company may determine to use proceeds, especially proceeds designated as product development, to pursue strategic acquisitions or ventures that are consistent with its diagnostic model and accomplish the initiatives outlined in the Use of Proceeds above. The Company may determine to use the proceeds designated for product development to include a strategic alliance with Augere Medical AS, a software developer specializing in AI enhancements for use in imaging the gastrointestinal system.  As described under “Plan of Operations”, the Company has executed a non-binding Memorandum of Understanding with Augere Medical AS.  The Company reserves the right to change the anticipated or intended Use of Proceeds, and if the Company determines that its needs for its AI component of the VCE are best served by an investment into, and product development agreement with, Augere Medical AS, then proceeds of the Offering will be used to engage Augere Medical AS pursuant to a definitive agreement based on the terms of the Memorandum of Understanding.

The Company has entered into negotiations for an exclusive worldwide territorial and licensing rights from multiple VCE companies who have already obtained FDA 510(k) clearance for human use in the United States.   The Company would then pursue FDA 510(k) clearance to incorporate AI into the existing FDA 510(k) approval.

DESCRIPTION OF THE BUSINESS

FirstVitals’ Mission: Advancing AI-Enhanced Video Capsule Endoscopy for Human and Animal Health

Smarter Diagnostics. Faster Detection. Better Health.

FirstVitals is dedicated to transforming gastrointestinal (GI) diagnostics through cutting-edge AI-enhanced Video Capsule Endoscopy (VCE) technology. The Company’s mission is to revolutionize early detection and monitoring of GI conditions in both humans and animals, ensuring faster, more accurate, and minimally invasive diagnostics for patients of all kinds.

Video capsule endoscopy (VCE) is a non-invasive diagnostic tool that allows visualization of the gastrointestinal (GI) tract, particularly the small intestine, which is challenging to assess with traditional endoscopy. Traditional endoscopic procedures, while effective, are often costly, invasive, and require specialized medical infrastructure, limiting access for many patients. The Company’s AI-powered VCE platform is designed to bridge this gap, providing automated, precise, and scalable diagnostics for both human and animal health.

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Physicians most commonly prescribe VCE when conventional endoscopy fails to locate the source of obscure gastrointestinal bleeding, which accounts for roughly five percent of all GI bleeds in the United States. The primary health conditions in humans warranting the use of VCE include Obscure Gastrointestinal Bleeding (OGIB), Crohn’s Disease, small intestine tumors, Celiac Disease, Nonsteroidal Anti-Inflammatory Drug (NSAID)-Induced Enteropathy, and polyposis syndromes. Although each indication varies in prevalence, all share the same clinical challenge: lesions that reside deep within the small bowel are difficult to visualize by standard endoscopic means, making capsule-based imaging a practical alternative. OGIB refers to bleeding of unknown origin that persists or recurs after initial negative evaluations, often originating from the small intestine, and accounts for approximately 5% of all GI bleeding cases.1 Crohn's Disease is a type of inflammatory bowel disease that can affect any part of the GI tract but commonly involves the small intestine. In the United States, Crohn's disease affects about 780,000 individuals.2 Small intestine tumors may include neoplasms occurring in the small bowel, including benign and malignant tumors. Small intestine cancers are relatively rare, with approximately 11,000 new cases diagnosed annually in the U.S.3 Celiac disease is an autoimmune disorder where ingestion of gluten leads to damage in the small intestine, and it affects about 1% of the U.S. population, though many cases remain undiagnosed.4 NSAID-Induced Enteropathy is an injury to the small intestine lining caused by prolonged NSAID use, leading to ulcers and bleeding.5 Polyposis syndromes are genetic disorders characterized by the development of multiple polyps in the GI tract, increasing cancer risk. Conditions like the Peutz-Jeghers polyposis syndrome are rare, with an incidence of approximately between 1 in 25,000 to 300,000 individuals.6

Bridging Human and Animal Healthcare

FirstVitals recognizes the critical overlap between human and animal health. Just as GI disorders significantly impact human well-being, companion pets, and the equine industry also suffer from undiagnosed and untreated GI conditions. By expanding AI-enhanced VCE to veterinary applications, the Company empowers veterinarians and pet owners with the same level of advanced diagnostics available in human medicine—ensuring timely treatment and improved quality of life for animals.

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1 ASGE Standards of Practice Committee (2010). “The role of endoscopy in the management of obscure GI bleeding.” Gastrointestinal Endoscopy, 72(3), 471–479.These guidelines note that OGIB constitutes roughly 5% of GI bleeding cases, often requiring capsule endoscopy for diagnosis.

2 CDC – Inflammatory Bowel Disease (IBD) data (https://www.cdc.gov/ibd/data-statistics.htm); Kappelman, M. D., et al. (2007). “The prevalence and geographic distribution of Crohn’s disease and ulcerative colitis in the United States.” Clinical Gastroenterology and Hepatology, 5(12), 1424–1429.
CDC estimates place the U.S. Crohn’s population between 700,000–800,000

3 American Cancer Society (ACS) – “Key Statistics for Small Intestine Cancer” (https://www.cancer.org/cancer/small-intestine-cancer/about/key-statistics.html); According to ACS, about 11,190 new cases of small intestine cancer (6,060 men and 5,130 women) were expected in the U.S. in 2023.

4 NIH – National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK): “Celiac Disease.” (https://www.niddk.nih.gov/health-information/digestive-diseases/celiac-disease); Rubio-Tapia, A., et al. (2012). “The prevalence of celiac disease in the United States.” The American Journal of Gastroenterology, 107, 1538–1544. These studies confirm ~1% prevalence, with many cases undiagnosed.

5 Maiden, L., et al. (2005). “Gastrointestinal damage associated with the use of nonsteroidal anti-inflammatory drugs: a review of new findings and insights.” Current Opinion in Rheumatology, 17(2), 153–158; Bjarnason, I., et al. (2018). “Mechanisms of damage to the gastrointestinal tract from nonsteroidal anti-inflammatory drugs.” Gastroenterology, 154(3), 500–514.
Studies using capsule endoscopy have shown that 50–70% of chronic NSAID users develop some degree of small bowel injury.

6 https://medlineplus.gov/genetics/condition/peutz-jeghers-syndrome/#frequency

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Artificial Intelligence Enhancement

The Company plans to develop an Artificial Intelligence (AI) enhancement to the Company’s VCE platform. The Company believes that the AI component will improve diagnostic accuracy, reduce review time, and increase accessibility.

AI algorithms, particularly deep learning models, can analyze vast amounts of VCE images to identify abnormalities such as bleeding, ulcers, polyps, and tumors with high precision. For instance, a convolutional neural network (CNN)–based algorithm has been associated with increased detection rates of small bowel capsule endoscopy findings and reduced video review times.7 As AI algorithms are improved, abnormalities will be reviewed with standardized analysis, reducing variability in interpretations among different clinicians.

Manual review of VCE footage is time-consuming, often requiring clinicians to examine tens of thousands of frames. AI can pre-screen these images, highlighting frames with potential abnormalities and thereby significantly reducing the workload. Studies have shown that AI applications can decrease the total number of images a clinician needs to review, thus expediting the diagnostic process. 8

Advanced AI-empowered wireless video endoscopic capsules have been developed to perform real-time analysis, providing immediate diagnostic insights during the procedure. This capability can lead to quicker clinical decisions and interventions. 9

AI models can be trained to recognize a wide range of small bowel pathologies, enhancing the diagnostic yield of VCE. Recent developments include AI applications capable of accurately identifying multiple types of small bowel lesions, thereby supporting more comprehensive diagnostics. 10

AI can help mitigate issues such as image artifacts and data imbalance, which are inherent challenges in VCE, leading to clearer images and more reliable diagnostics. 11

In summary, the integration of AI into video capsule endoscopy holds the promise of transforming gastrointestinal diagnostics by improving accuracy, reducing clinician workload, enabling real-time analysis, and overcoming existing technical challenges.

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7 https://jamanetwork.com/journals/jamanetworkopen/fullarticle/2794207?utm_source=chatgpt.com

8 https://www.oaepublish.com/articles/2574-1225.2023.102?utm_source=chatgpt.com

9 Id.

10 https://bmcgastroenterol.biomedcentral.com/articles/10.1186/s12876-024-03482-7?utm_source=chatgpt.com

11 https://arxiv.org/abs/2308.13035?utm_source=chatgpt.com

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Market Opportunity: Total Addressable Human Market (TAM) in the U.S.

Estimating the TAM for VCE involves considering the prevalence of these conditions and the potential number of procedures. If 5% of GI bleeding cases are classified as OGIB, and assuming 300,000 annual GI bleeding incidents, approximately 15,000 cases may require VCE12. With 780,000 individuals affected by Crohn’s Disease, if 10% of those affected individuals undergo VCE annually, that would amount to 78,000 procedures. As noted above, The American Cancer Society estimates 11,000 new cases of small intestine tumors annually which could result in 11,000 VCE procedures. Even if only 1% of the 3 million Americans affected with Celiac Disease undergo VCE for diagnostic purposes that equates to 30,000 procedures. It is difficult to estimate how many Americans are chronic NSAID users, but reporting by Nature.com puts this number near 29 million13. If 0.5% of that population develop complications requiring VCE, there would be at least 5,000 VCE procedures. Given the rarity of polyposis syndromes, the number of VCE procedures would be relatively low.

Summing these estimates, the potential annual human VCE procedures in the U.S. could range between 100,000 to 150,000. With an average procedure cost of $1,00014, the TAM would be approximately $100 million to $150 million annually.

The global capsule endoscopy market was valued at around $482.8 million in 2022 and is projected to grow at a compound annual growth rate (CAGR) of 9.6% from 2023 to 203015.

Total Addressable Market For Veterinary Care

The Total Addressable Market (TAM) for veterinary endoscopy, encompassing both companion pets and large animals, is experiencing notable growth. As of 2022, the global veterinary video endoscopy market was valued at approximately USD 188.95 million and is projected to reach USD 336.76 million by 2030, reflecting a Compound Annual Growth Rate (CAGR) of 7.77% during this period. 16

In 2024, the market size is anticipated to be around USD 213.82 million, with expectations to exceed USD 554.13 million by the end of 2037, indicating a CAGR of over 7.6% from 2025 to 2037. 17

Specifically focusing on capsule endoscopy within the veterinary sector, the global capsule endoscopy market was estimated at USD 537.10 million in 2023, with a projected CAGR of 9.29% from 2024 to 2030. 18

While this figure encompasses both human and veterinary applications, the veterinary segment is contributing to this growth trajectory.

The increasing adoption of minimally invasive procedures, technological advancements, and a growing awareness of animal health are key drivers propelling the expansion of the veterinary endoscopy market.19

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12 https://www.aafp.org/pubs/afp/issues/2020/0301/p294.html?utm_source=chatgpt.com

13 https://www.nature.com/articles/s41598-024-56665-3?utm citing https://onlinelibrary.wiley.com/doi/full/10.1002/pds.3463

14 https://www.cms.gov/files/document/cy-2024-opps-preliminary-ratesetting-data-two-times-file-january-september-2022-data.pdf?utm_source=chatgpt.com and https://www.mdsave.com/procedures/capsule-endoscopy/d784fece?utm_source=chatgpt.com

15 https://www.grandviewresearch.com/industry-analysis/capsule-endoscopes-market

16 https://www.grandviewresearch.com/industry-analysis/veterinary-endoscopes-market-report

17 https://www.researchnester.com/reports/veterinary-video-endoscopy-market/5335?utm_source=chatgpt.com

18 https://www.grandviewresearch.com/industry-analysis/capsule-endoscopes-market

19 https://www.marketresearchfuture.com/reports/veterinary-endoscope-market-26360

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Investment Potential

FirstVitals is plans to disrupt the gastrointestinal diagnostics market with its AI-VCE platform, unlocking significant revenue opportunities in both human and veterinary healthcare. By enhancing diagnostic accuracy, reducing procedure costs, and expanding access to non-invasive imaging, FirstVitals expects to transform how GI diseases are detected and managed.

Integrating artificial intelligence (AI) into endoscopy and colonoscopy procedures presents significant commercialization potential, driven by advancements in diagnostic accuracy, real-time decision support, and workflow optimization. The global AI in endoscopy market was valued at approximately US$ 39.5 million in 2021 and is projected to reach over US$ 421.8 million by 2031, reflecting a compound annual growth rate (CAGR) of 26.9% during this period.20

In 2023, the market size was estimated at US$ 58.1 million, with expectations to reach approximately US$ 838.9 million by 2033, indicating a CAGR of 30.6% from 2024 to 2033.21 The U.S., Europe, and Japan AI in endoscopy market was valued at US$ 46.4 million in 2022 and is anticipated to grow at a CAGR of 26.4% from 2023 to 2031, reaching more than US$ 367.5 million by 2031.22

These projections underscore the substantial commercialization opportunities for AI integration in endoscopic procedures, driven by the demand for enhanced diagnostic tools and improved patient outcomes.

Multiple Revenue Streams

The commercialization of AI in endoscopy and colonoscopy can be structured through multiple revenue-generating pathways, including partnerships, service models, and reimbursement strategies.

The Company expects to explore licensing its AI software to device manufacturers. The AI algorithms the Company develops can be integrated into endoscopic hardware manufactured by companies like Olympus, Medtronic, Pentax Medical, and Karl Storz. The Company’s AI software can be bundled with new endoscope sales, increasing the value proposition for hospitals and clinics. Further, the Company’s AI technology can be embedded into existing hardware via firmware updates, creating a seamless integration for hospitals already using specific brands.

The Company may offer a subscription-based solution to hospitals and clinics for monthly or per-use fee for AI-powered polyp and lesion detection during procedures. This service would include scan as well as Cloud based analytics and reporting.

The Company may develop standalone AI-assisted software that integrates with existing imaging platforms, allowing hospitals to adopt AI without changing their hardware. This could be accomplished through enterprise licensing, allowing large hospital networks to pay a one-time or annual licensing fee to deploy AI across multiple locations.

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20 https://www.transparencymarketresearch.com/us-europe-and-japan-ai-in-endoscopy-market.html?utm_source=chatgpt.com

21 https://media.market.us/ai-in-endoscopy-market-news-2024/?utm_source=chatgpt.com

22 https://www.transparencymarketresearch.com/us-europe-and-japan-ai-in-endoscopy-market.html?utm_source=chatgpt.com

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Once the Company develops a significant dataset from colonoscopies, data can be anonymized and sold to pharmaceutical and research institutions for developing better treatments. Further, Company clients can use AI to predict patient risks for colorectal cancer based on historical scans.

Future Development Roadmap

To make AI-VCE more competitive with traditional endoscopy/colonoscopy, the Company will consider employing several strategies in the future. Instead of replacing traditional endoscopy, the Company believes AI-powered VCE can be positioned as a pre-screening tool, identifying high-risk patients who need therapeutic intervention. Pre-screening can reduce the number of unnecessary colonoscopies for low-risk patients and prioritize patients based on polyp risk, streamlining gastroenterologist workflows.

The next generation of capsule endoscopy is already being planned. Emerging technologies include robotic capsules and smart capsules with biopsy capabilities. Smart capsules could use AI to identify polyps and ulcers in real-time and be equipped with targeted drug delivery or biopsy tools for non-invasive intervention. Robotic capsules could be utilized for polyp removal.

Positive Social Impact

FirstVitals is not just developing cutting-edge healthcare technology—it is committed to making a meaningful social impact by improving access, accuracy, and outcomes in gastrointestinal (GI) healthcare for both humans and animals. By leveraging AI-enhanced Video Capsule Endoscopy (VCE), FirstVitals will address critical healthcare disparities, reducing costs, and enhancing quality of life for millions worldwide.

The Company believes that AI-enhanced VCE will expanding access to life-saving diagnostics. Globally, millions of people lack access to traditional endoscopic procedures due to geographic barriers (rural communities with limited medical infrastructure), financial constraints (high costs of traditional colonoscopy and endoscopy), or medical risks (patients who cannot tolerate sedation or invasive procedures). FirstVitals will develop an AI-enhanced VCE to offer a non-invasive, affordable, and scalable alternative, allowing early detection of GI diseases without requiring a hospital setting. Mobile health clinics and telemedicine partnerships can deploy VCE for underserved communities, ensuring more people receive preventative and early-stage care before conditions become critical.

AI-enhanced VCE will assist early detection of colorectal cancers and GI diseases. Colorectal cancer is the second leading cause of cancer-related deaths globally, yet one-third of eligible patients do not undergo screening due to the discomfort or cost of colonoscopy. Veterinary GI disorders in pets and horses often go undiagnosed, leading to painful conditions and economic losses for owners.. The AI-enhanced VCE that FirstVitals will developing can increase screening rates, identifying polyps, ulcers, and GI bleeding earlier, ultimately reducing preventable deaths. For animals, early and accurate GI disease detection leads to better veterinary care, enhancing animal welfare and sustainability.

The Company expects that AI-enhanced VCE for animals will allow for earlier, cost-effective intervention, improving animal welfare. Companion pets and competitive horses frequently suffer from undiagnosed GI disorders, leading to avoidable suffering and economic losses. Many pet owners cannot afford expensive veterinary endoscopic procedures, leading to delayed or missed diagnoses. For competitive horse owners and veterinarians, more accurate diagnostics can prevent significant financial losses.

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Finally, FirstVitals believes AI democratizes access to advanced diagnostics, ensuring that quality healthcare is not limited to wealthy or urban populations. By reducing dependence on specialists, AI-powered diagnostics empower primary care providers, community health workers, and veterinarians to deliver better care at a lower cost.

Why Invest in FirstVitals?

The Company believes that the VCE market is expanding and has high growth potential. The global capsule endoscopy market is projected to exceed $1.5 billion by 203023, fueled by the demand for minimally invasive diagnostics and AI-driven medical imaging solutions. The veterinary endoscopy market is a fast-growing segment, addressing unmet needs in companion animals, equine, and livestock health.

AI will provide the FirstVitals with a competitive advantage. The Company believes that the AI technology it will bring to VCE will enhance detection rates for polyps, tumors, and GI bleeding, significantly reducing human error and diagnostic review time. AI-driven automation minimizes physician workload, enabling higher efficiency in clinical settings. FirstVitals will develop a robust AI dataset, continuously improving diagnostic accuracy and building an IP-protected competitive moat.

The Company expects to diversify its revenue streams by partnering with medical device manufacturers to integrate the Company’s AI-enhanced VCE technology into their existing product lines. FirstVitals may also offer an AI-as-a-Service (SaaS) subscription model for AI analysis for hospitals, clinics, and veterinary practices.

In an effort to bypass certain startup development concerns and regulatory hurdles, FirstVitals has engaged in negotiations with third parties to receive exclusive licensing rights for a VCE device that has already received FDA 510(k) clearance. If the Company is successful in acquiring these licensing rights, FirstVitals would actively pursue additional FDA approvals for AI integration.

With the convergence of AI, medical imaging, and minimally invasive diagnostics, FirstVitals is positioning itself in the next wave of GI healthcare innovation. The Company expects its AI-enhanced VCE platform will offer: 1) Lower cost, non-invasive diagnostics compared to traditional endoscopy; 2) Scalable AI-driven technology with high-margin software and data monetization opportunities; 3) Potential to have an exclusive FDA-cleared device rights in the U.S.—accelerating market entry; and 4) Diverse revenue models spanning B2B licensing, SaaS subscriptions, and direct clinical adoption.

The Company is actively seeking strategic investors and partners to fuel commercialization, expand market penetration, and drive innovation in AI-enhanced GI diagnostics.

Proven Leadership Driving Innovation and Market Growth

FirstVitals is led by a seasoned executive team with a proven track record of success across healthcare, technology, and business development. Its leadership combines deep industry expertise, entrepreneurial vision, and operational excellence to drive innovation and market adoption. With decades of experience in scaling healthcare technologies, securing regulatory approvals, and executing high-growth strategies, the team is positioned to navigate complex industry challenges and capitalize on emerging opportunities. Their strategic foresight and executional strength will help FirstVitals deliver transformative solutions that enhance patient outcomes and redefine industry standards.

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23 https://www.statista.com/statistics/1257609/worldwide-capsule-endoscopy-revenues/

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Plan of Operations

The Company has entered into negotiations for an exclusive worldwide territorial and licensing rights from VCE companies who have already obtained FDA 510(k) clearance for human use in the United States. The Company will pursue FDA 510(k) clearance to incorporate AI into the existing FDA 510(k) approved devices.

Upon a successful completion of this Offering, FirstVitals' operations will focus around three key areas: FDA AI clearance, market entry, and growth scaling. In furtherance of FDA AI clearance, management intends to secure an exclusive license to an FDA-cleared capsule system, finalize a statement-of-work with an external artificial-intelligence contractor, and assemble a de-identified image library that will be used to train a proof-of-concept lesion-detection model. These steps will lead to the development of an AI enhanced VCE prototype. Concurrently, the Company plans to begin a limited pilot in one gastroenterology practice and to negotiate a clinical-study agreement with a U.S. veterinary teaching hospital. These steps will inform the design of a future FDA 510(k) pre-submission covering AI integration. Upon acceptable pilot results, the Company will scale its sales and marketing resources, expand pilot enrollment to multiple clinical sites, and refine the software to meet regulatory-grade performance targets. Additional capital will fund geographic expansion and accelerated data collection, both of which are prerequisites for a formal FDA submission and for commercialization in the equine and companion-pet markets.

The Company has not executed, and is not currently a party to, any binding agreement (e.g., services agreement, clinical-study agreement, or memoranda of understanding) with any equine hospital. Management will plan to have introductory meetings with U.S. equine referral centers and the Company does not expect to negotiate definitive terms until after this Offering is completed and initial AI feasibility results are available.

Subject to sufficient funding, the Company intends to assemble an initial dataset of de-identified equine and companion-animal gastrointestinal (“GI”) images in collaboration with at least one veterinary teaching hospital, engage an external AI contractor under a statement-of-work to build a proof-of-concept convolutional neural-network model for automated ulcer and bleed detection; and evaluate whether to license the resulting source code or commission further development toward a regulatory-grade product.

Human Market Pilot

The Company will engage in a pilot program designed to validate AI-enhanced VCE performance in detecting GI abnormalities compared to traditional endoscopy. This pilot program would be conducted with leading hospitals, GI clinics, and telemedicine providers and would involve 100-200 patients with varying GI risk factors. The Company will track AI diagnostic accuracy, workflow efficiency, and patient adoption rates and expects to receive data-driven case studies for FDA submission and commercial rollout.

Equine Market Pilot

The Company’s pilot program will focus on the effectiveness of AI-enhanced VCE in diagnosing equine GI disorders. This pilot program would include equine hospitals, research centers, and large-scale farms and involve 50-100 horses with suspected GI conditions. The Company will track AI detection rate for ulcers, colic, and obstructions compared to traditional methods with the expected result of commercial validation and the eventual expansion to broader veterinary applications (companion animals, livestock).

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Intellectual Property & AI Enhancements

The Company has engaged a management team of professionals with the expertise to develop a VCE operation and steer the VCE through FDA regulatory approval. However, the Company is also considering the value of partnering with other existing VCE manufacturers to receive the rights to FDA cleared VCE technology. If the Company determines to progress its business plan through acquisition of VCE technology, the Company would negotiate for exclusive worldwide licensing rights to core (FDA Cleared) VCE technology. The Company would then begin development of the AI enhancements. These enhancements would include modifications, improvements, and AI-driven developments, such as deep neural networks for automated lesion detection, enhanced characterization, and increased diagnostic accuracy.

For purposes of this Offering Circular, the Company uses the term “Artificial Intelligence” to mean machine-learning models—principally deep-learning neural-network algorithms—that learn statistical patterns from labeled data and generate predictions (e.g., lesion detection) without requiring rule-based programming. This differs from traditional image-processing software, which relies on fixed, manually coded rules and does not improve its performance through data-driven training.

The Company expects any future AI functionality to be developed primarily by third-party vendors or open-source frameworks (e.g., PyTorch or TensorFlow) under a license or work-for-hire arrangement. The Company does not presently employ in-house AI engineering staff and does not own any proprietary AI code. All algorithm training, validation, and deployment services are expected to be outsourced until the Company has sufficient scale to justify internal development.

The Company has not yet developed an AI product and therefore has no AI-related revenues, no regulatory submissions, and no AI intellectual property filings.

The Company is currently reviewing alliances with other companies to develop the AI enhancements. Under any future agreement, FirstVitals would exclusively own any AI advancements independently developed by the Company, including enhancements for both human and animal health applications. By advancing AI capabilities within VCE, FirstVitals will ensure a defensible IP strategy, driving both technological superiority and market differentiation.

Non-Binding Memorandum of Understanding with AI Developer, Augere Medical AS

On July 17, 2025, the Company entered into a non-binding Memorandum of Understanding with Augere Medical AS, a Norwegian private limited company (“Augere”), whereby Augere would exclusively develop the AI component of the Company’s AI enhanced VCE.  Augere has significant experience in AI development for colonoscopies.  Augere has already brought to market a regulatory-approved AI enhanced device to support AI assisted polyp detection during colon cancer screening.  The parties are negotiating a definitive agreement which is conditional upon successful completion of this Offering.  The Company will not enter into a definitive agreement with Augere, or any other party, if the Company has not successfully completed the Offering to the Company’s needs and satisfaction to pursue its business plan. The parties intend to execute a definitive agreement prior to August 31, 2025, the date the Memorandum of Understanding expires unless mutually extended.

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The definitive agreement will include terms for a direct investment into Augere as well as terms for development of AI models pursuant to a Product Development Agreement and Statements of Work.  FirstVitals will make a $2,000,000 investment into Augere in return for 10% equity in Augere.  The parties have negotiated the structure of their first cost-plus-estimated-target-fee Statement of Work.  Augere will develop the AI model for Small Bowel Indication for a human video capsule.  FirstVitals will pay $1,250,000, which will include $845,000 for Direct Development Costs, $270,000 towards overhead, and $135,000 for a fixed fee.  FirstVitals will pay 50% of this upon execution of the Statement of Work, 30% on the algorithm delivery, and 20% upon submission to the FDA for 510(k) submission.  FirstVitals will own all intellectual property developed under the Statement of Work.

FirstVitals and Augere intend to maintain a partnership to improve the AI models and develop new models for other indications.  The definitive agreement will include an Annual Service and Improvement Fee (“ASF”) which will be equal to the great of (a) 18% of the cumulative Direct Development Costs associated with the Statement of Work or (b) $250,000.00 (which will be adjusted annually by the lesser of 3% or U.S. Consumer Price Index).  The ASF will cover model monitoring, periodic retraining, software patching, cybersecurity, and regulatory file maintenance.  Augere will also be entitled to a 3.5% royalty on all Net AI Revenue (defined as gross amounts actually received for AI-enabled interpretive services, less refunds, taxes, freight, and third-party billing fees).  However, this royalty will be set off by any amounts paid to Augere as the ASF.  The parties have agreed to negotiate additional tiered success-based royalties in the definitive agreement tied to new indications and accelerated commercialization.

Under a definitive agreement, FirstVitals would receive perpetual exclusive rights for worldwide commercialization of the human AI capsule technology, as defined in the Product Development Agreement. Rights will include all derivative and improvement technologies required for commercialization. FirstVitals will receive perpetual exclusive rights for worldwide commercialization of the veterinary markets including but not limited to companion pets, and equine AI capsule technology, as defined in the Product Development Agreement. Rights will include all derivative and improvement technologies required for commercialization.  Augere currently has an AI enhanced detection platform designed for real-time polyp detection.  FirstVitals has an option to future investment into Augere, and if the Company determines to invest as a lead investor at least 50% of the amount Augere is seeking, Augere will grant exclusive commercial rights to the US market for the Barrett’s esophagus AI model for a period of 24 months after FDA clearance with an option to extend for another 12 months upon meeting agreed-upon performance milestones.

DESCRIPTION OF PROPERTY

The Company does not own property but expects to lease appropriate office space.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

FirstVitals plans to revolutionize gastrointestinal (GI) diagnostics through AI-enhanced VCE—an advanced, non-invasive, and highly scalable technology that addresses the critical need for early and accurate detection of GI diseases in both human and veterinary medicine. GI disorders, including colorectal cancer, inflammatory bowel disease (IBD), ulcers, and polyps, represent a multibillion-dollar healthcare challenge worldwide. Traditional endoscopic procedures, while effective, are often costly, invasive, and require specialized medical infrastructure, limiting access for many patients. The Company’s AI-powered VCE platform will be designed to bridge this gap, providing automated, precise, and scalable diagnostics for both human and animal health.

As a startup, the Company’s operations are in the early stages, focusing on product development, regulatory compliance, and market positioning. This Management's Discussion and Analysis (MD&A) provides insights into the current financial condition, results of operations, and future strategies of FirstVitals, as the Company works towards the successful launch and commercialization of its AI-Enhanced Video Capsule Endoscopy platform.

FirstVitals is dedicated to transforming gastrointestinal (GI) diagnostics through cutting-edge AI-enhanced Video Capsule Endoscopy (VCE) technology. Our mission is to revolutionize early detection and monitoring of GI conditions in both humans and animals, ensuring faster, more accurate, and minimally invasive diagnostics for patients of all kinds.

Empowering GI Diagnostics with AI

Gastrointestinal disorders—ranging from inflammatory bowel disease (IBD), ulcers, polyps, and cancers—affect millions of humans and animals worldwide. Traditional endoscopic procedures, while effective, are often invasive, uncomfortable, and inaccessible to many patients. FirstVitals is committed to changing that by integrating artificial intelligence (AI) into VCE technology, offering a smarter, more efficient, and non-invasive solution for GI health.

Bridging Human and Animal Healthcare

FirstVitals recognizes the critical overlap between human and animal health. Just as GI disorders significantly impact human well-being, companion pets, horses and livestock, also suffer from undiagnosed and untreated GI conditions. By expanding AI-enhanced VCE to veterinary applications, the Company will empower veterinarians and pet owners with the same level of advanced diagnostics available in human medicine—ensuring timely treatment and improved quality of life for animals.

The Company believes early detection saves lives—whether for humans, pets, or livestock. By partnering with healthcare professionals, veterinarians, and researchers, FirstVitals expects that AI-driven innovation will set new standards in GI diagnostics.

Financial Position & Growth Outlook

FirstVitals is in the pre-revenue phase. The Company is in negotiations with companies who manufacture FDA-cleared video capsules and plans to upgrade these capsules with AI technology to capture market share in both human and equine GI diagnostics. The Company will focus on scaling commercialization efforts, securing regulatory approvals for AI integration, and expanding its revenue streams through SaaS and licensing agreements.

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Revenue Trends & Key Drivers

In the short-term period (current to end of 2026): FirstVitals expects to drive revenue growth by pilot program validation, initial hospital and veterinary adoption, and strategic licensing partnerships. The Company plans to shift to a mid-term approach in 2027-2028 by expanding into broader healthcare networks, increasing veterinary adoption, and initiating penetration into international markets. The Company has a long-term expectation beginning in 2029, after establishing a significant foothold into market share, FirstVitals intends to grow with sustainable revenue from recurring SaaS and licensing fees, expansion into companion animal and livestock markets, and continued AI advancements.

By following this strategic roadmap, FirstVitals is planning for sustainable growth, competitive differentiation, and long-term revenue expansion in both human and veterinary healthcare sectors.

Why It Matters to Revolutionize GI Diagnostics Through AI-Enhanced VCE

Gastrointestinal (GI) diseases represent a major global health burden, affecting millions of humans and animals. Many of these conditions—such as colorectal cancer, inflammatory bowel disease (IBD), ulcers, and gastrointestinal bleeding—often go undiagnosed or misdiagnosed due to limitations in current diagnostic tools. The Company believes the integration of AI-enhanced Video Capsule Endoscopy (VCE) is transformational for several key reasons.

VCE addresses GI diseases, which are among the most widespread medical conditions. Colorectal cancer is the second leading cause of cancer-related deaths worldwide24 but over 40% of people avoid traditional colonoscopies due to discomfort, cost, or access barriers25. Veterinary GI disorders (colic, ulcers, IBD) account for over 50% of equine medical expenses and are a leading cause of mortality in livestock26. Delayed or missed diagnoses lead to severe complications, higher treatment costs, and increased mortality rates.

VCE provides a non-invasive, patient-friendly alternative to traditional endoscopy. Traditional endoscopy and colonoscopy require sedation, hospital visits, and specialized personnel, making them costly and uncomfortable. AI-powered VCE is a swallowable capsule, enabling painless, ambulatory diagnostics that can be performed at home or in-clinic without anesthesia. FirstVitals believes this process will increase patient compliance and allow earlier detection of GI disorders.

FirstVitals believes that AI will improve the accuracy of VCE and reduce missed diagnoses. Studies show that traditional endoscopy can miss up to 25% of polyps due to human error and visual fatigue27. AI models trained on millions of clinical cases can standardize diagnoses, reducing misinterpretations and improving clinical efficiency.28 As a result, AI-driven lesion detection and classification can increase detection rates of polyps, tumors, ulcers, and bleeding by providing real-time decision support to physicians.

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24 https://www.mdpi.com/2072-6694/16/8/1530#:~:text=According%20to%20the%20GLOBOCAN%20estimates,respectively%20%5B2%2C10%5D.

25 https://www.acpjournals.org/doi/10.7326/M14-2268

26 https://aaep.org/horsehealth/colic

27 https://pubmed.ncbi.nlm.nih.gov/16454841/

28 https://www.gastrojournal.org/article/S0016-5085(18)34955-3/fulltext

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The Company expects to revolutionize GI diagnostics in veterinary medicine. Horses, livestock, and companion animals suffer from undiagnosed GI conditions due to the difficulty and cost of traditional veterinary endoscopy. The Company believes AI-enhanced VCE expands access to minimally invasive diagnostics, allowing veterinarians to detect colic, ulcers, and inflammatory conditions without the need for anesthesia or surgery. Faster and more accurate diagnoses will improve animal welfare and reduce economic losses in the equine, pet, and agricultural industries.

AI-enhanced VCE will offer scalability and cost-effective treatments. Traditional endoscopic procedures require expensive equipment, trained specialists, and hospital infrastructure. FirstVitals plans to market AI-VCE a cost-efficient solution that can be deployed at scale in hospitals, clinics, rural healthcare settings, and even via telemedicine. By lowering costs and increasing efficiency, the Company believes AI-VCE democratizes access to high-quality GI diagnostics.

Market Share Opportunity Analysis

The global capsule endoscopy market is valued at $1.5B+, growing at a 9.2% CAGR, driven by increasing demand for non-invasive GI diagnostics29. FirstVitals aims to capture 10-15% of the human capsule endoscopy market within the next 5 years by leveraging AI-enhanced VCE technology, targeting hospitals, telemedicine providers, and diagnostic centers. If FirstVitals can capture 10% of the human capsule endoscopy market, the Company believes that would equate to $150M+ revenue.

Similarly, the Company stands to benefit from expansion in the veterinary capsule market. The overall veterinary endoscopy industry — which encompasses capsule-based diagnostics — is presently valued between $230–$300 million and is forecast to reach $500 million+ by the early 2030s30. The Company is not aware of any competitor in an AI-powered endoscopy capsule for animals. Management believes that combining an FDA-cleared capsule with an externally developed AI inference engine tailored to veterinary anatomy could shorten time-to-market relative to designing a new capsule from the ground up. At present, the Company is not aware of an FDA-cleared or CE-marked AI-assisted capsule endoscopy solution for animals. If successfully developed, FirstVitals could be an early market entrant, but there can be no assurance the Company will complete development or obtain any regulatory clearance. The Company has not executed, and is not currently a party to, any binding agreement (e.g., services agreement, clinical-study agreement, or memoranda of understanding) with any equine hospital. Management will plan to have introductory meetings with U.S. equine referral centers and the Company does not expect to negotiate definitive terms until after this Offering is completed and initial AI feasibility results are available.

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29 https://www.verifiedmarketresearch.com/product/global-capsule-endoscopy-market-size-and-forecast/

30 https://www.skyquestt.com/report/veterinary-endoscopy-market?utm and https://www.imarcgroup.com/veterinary-endoscopy-market?utm_source=chatgpt.com

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Market Saturation and Growth Potential

While the human capsule endoscopy market is experiencing steady growth, it remains underpenetrated due to cost, patient compliance issues, and lack of AI-driven automation. FirstVitals expects that its AI-enhanced VCE platform will provide a differentiated solution that increases accessibility and improves diagnostic accuracy, making it well-positioned for adoption. As regulatory approvals and insurance reimbursement expand, adoption will accelerate across both primary care and specialist providers.

In the veterinary sector, the GI diagnostics market remains largely underserved, with no AI-powered endoscopic solutions currently available. This gives FirstVitals an opportunity to be first in the market, allowing for rapid market entry, strategic veterinary partnerships, and scalable revenue streams. Growth in companion animals, livestock health, and equine performance markets further enhances the long-term scalability of AI-enhanced VCE.

Some of the factors driving market expansion include increasing global GI disease prevalence & need for early detection, regulatory shifts promoting AI adoption in medical imaging, and growing demand for non-invasive diagnostics in both human & veterinary medicine. FirstVitals expects that AI-powered healthcare solutions will expand insurance reimbursement models and support strategic licensing & SaaS-based monetization models.

The Total Addressable Market (TAM) for Video Capsule Endoscopy (VCE), the companion pet and equine sectors in the United States are as follows:

Video Capsule Endoscopy (VCE) Market in the U.S.

The U.S. gastrointestinal endoscopic devices market, which includes VCE, was valued at over $5.9 billion in 2023, marking a 12.9% increase from 2022. 31 The global capsule endoscopy market is projected to grow at a Compound Annual Growth Rate (CAGR) of 9.29% from 2024 to 2030. 32

Companion Pet Health Market in the U.S.

The U.S. companion animal health market was estimated at $8.01 billion in 2024.33 This market is expected to grow at a CAGR of 9.87% from 2025 to 2030, reaching approximately $13.97 billion by 2030. 34

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31 https://inti.softvt.com/linea_estrategica.php?id=640&id_especifico=643&id_especifico2=656&le_id=8&tipologia=5&utm_source=chatgpt.com

32 https://www.jetir.org/papers/JETIR2502448.pdf

33 https://www.grandviewresearch.com/industry-analysis/us-companion-animal-health-market

34 Id.

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Equine Veterinary Services Market

The equine veterinary services market is projected to reach $2.532 billion by 2030.35 The market is expected to grow at a CAGR of 6.8% during the forecast period from 2024 to 2030. 36

These figures highlight substantial opportunities in the U.S. for VCE technology and related services in both the companion pet and equine markets.

Current Financial Condition

FirstVitals, Inc. is currently in the pre-revenue stage, as its primary activities to date have been dedicated to the development and initial deployment of its technology platform, building strategic partnerships, and ensuring regulatory compliance for its AI-enhanced Video Capsule Endoscopy platform.

Sources of Capital

To date, the Company’s operations have been funded through a combination of Founder and early stage investors. Seed capital provided by the founding team to kick-start operations, product development, and technology infrastructure. In order to pay certain costs related to the startup of the Company, including legal and offering costs, the Company entered into a series of Promissory Notes (the “Notes”) with Ernest Lee, the Chief Executive Officer of the Company. The Notes accrue interest at five percent (5%) per annum and have maturity dates of 12 months. In the event that the Company completes any capital raising activity, including but not limited to this Offering, the full outstanding principal balance of the Notes, along with any accrued interest, shall become immediately due and payable upon the closing of such Offering. The Company may issue additional Notes to Ernest Lee after the date of this Circular if the Company needs additional funding. As of the date of this Offering, the aggregate loan principal is $62,000.00.

Initial funding from an early-stage angel investor who believes in the vision of personalized healthcare has provided capital to continue early stage operations. The Company issued a Series A Convertible Promissory Note (the “Series A Note”) to Dr. Steven Gest on March 28, 2025 in the amount of $250,000. This Series A Note accrues interest at ten percent (10%) per annum and the principal and interest shall be due on March 28, 2028. This Series A Note is convertible by the Company into common shares of the Company upon an initial public offering or upon an equity financing transaction that raises in excess of $30 million dollars, the conversion price would be discounted at fifty percent (50%) of the common share price established in the initial public offering or equity financing transaction. Dr. Gest is not a related party or affiliated with the Company.

The Company expects the next twelve months of operations to be funded with additional Founder Contributions and Pre-Seed Investments as well as the proceeds from this Offering. The Company is utilizing this Offering Circular to target a $20+ million capital raise to fund the next phase of its growth and achieve key business milestones.

_____________________________

35 https://www.industryarc.com/Report/16919/equine-veterinary-services-market.html?utm_source=chatgpt.com

36 https://www.industryarc.com/Report/16919/equine-veterinary-services-market.html?utm_source=chatgpt.com

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Key Financial Highlights

As a startup, the Company maintains a lean cash position, focused on deploying resources effectively to achieve product development and early marketing objectives. The Company’s operating expenses are, and early operational activities with an eye towards upcoming research and development. Given the early-stage status, these expenses are expected to increase as the Company moves closer to full commercialization. FirstVitals has not generated revenue to date, as it is still in the pre-launch phase, including conducting beta testing of its platform and finalizing product offerings.

Results of Operations

As of now, FirstVitals has limited operating history, and its financial results primarily reflect early-stage expenses associated with developing its platform and preparing for market entry.

Operating Expenses

The Company’s key expenses to date have been focused on General and Administrative expenses (G&A). G&A expenses encompass salaries for key personnel, legal and consulting fees, and administrative costs necessary to establish the corporate infrastructure. The Company expects these expenses to rise modestly as it hires additional talent, expands office space, and implements essential corporate governance measures. As the Company develops its proprietary AI-enhanced Video Capsule Endoscopy platform and validating the accuracy and reliability of the technology, the Company’s Research & Development expenses (R&D) will likely be a significant expense. These costs may include investments in lab testing, technology integration, and beta-testing of its product offerings.

The Company has initiated a small-scale marketing effort to establish its brand presence and begin building awareness around its AI-enhanced Video Capsule Endoscopy platform. This includes developing marketing materials, initial advertising campaigns, and content creation to educate consumers about the benefits of AI-enhanced Video Capsule Endoscopy platform. Sales and marketing expenses will scale significantly post-launch as the Company aims to drive user acquisition and revenue.

A portion of the Company’s spending in the future will be directed toward regulatory and compliance efforts, including obtaining FDA approvals for its AI-enhanced Video Capsule Endoscopy platform and ensuring compliance with health data privacy laws (e.g., HIPAA). These costs are expected to fluctuate based on the number of new enhancements brought to market and the evolving regulatory landscape.

Liquidity and Capital Resources

Given that FirstVitals is currently a pre-revenue startup, its liquidity needs are met through equity funding and this Offering. The $15 million raised from this offering will provide sufficient capital to execute the company’s strategic initiatives and achieve market entry, with a focus on creating a pathway to profitability.

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Critical Accounting Policies and Estimates

As a newly formed startup, FirstVitals follows accounting principles generally accepted in the United States (GAAP). The Company’s critical accounting policies focus on expense management, research and development costs, and equity compensation for employees and contractors. Given the early-stage nature of the company, FirstVitals has a strong emphasis on managing cash flow efficiently and allocating resources strategically.

Known Trends and Uncertainties

As a startup in the healthcare sector, FirstVitals operates in a dynamic and evolving environment. Key trends and uncertainties that may impact the business may include regulatory changes, market adoption, and competition. Changes in regulatory requirements, such as more stringent FDA guidelines, could impact the Company’s ability to bring AI Enhanced VCE to market. The willingness of healthcare providers and veterinarians to adopt AI Enhanced VCE solutions will be a critical factor in the Company’s growth trajectory.

Further, the digital health market is highly competitive, and new entrants or advancements by existing players may affect the Company’s market position.

FirstVitals is at a pivotal stage in its development, with a clear vision and strategy to capitalize on the growing demand for a AI-enhanced Video Capsule Endoscopy service. The AI-enhanced Video Capsule Endoscopy platform positions the Company to become a leader in the evolving AI-GI health space. The successful execution of the business plan, backed by the Offering, will enable the Company to achieve its strategic objectives and bring innovative healthcare solutions to consumers.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Officers of the Company

Name	Position	Age	Approximate Hours per week
Ernest Lee	Chief Executive Officer and Director	68	40-50
Susan Kim Van Dongen	Chief Financial Officer	59	40-50
Anthony Voorhies	Chief Commercial Officer	56	40-50
Gagan Singh	Chief Technology Officer	48	40-50
Myron Karasik	Director	74	As Needed

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Business Experience of Management

The success of FirstVitals relies on the extensive experience and leadership of its management team. The following individuals hold key positions and are responsible for the day-to-day operations and strategic direction of the company:

Ernest (Ernie) G. Lee, Chief Executive Officer and Chairman of the Board of Directors of the Company

Experience:
Mr. Lee serves as the Chief Executive Officer of FirstVitals Inc, bringing over 35 years of executive leadership experience in healthcare services as a serial entrepreneur. As CEO, he is responsible for the overall strategic direction, operations, and financial performance of the company, driving its vision to become the leading provider of accessible, personalized, and innovative healthcare services, transforming the way individuals manage their health and well-being. Its mission is to empower individuals with the tools and support they need to proactively manage their health through convenient testing, personalized treatment, and continuous care.

Mr. Lee has a proven track record in innovative healthcare services development, corporate strategy, and clinical laboratory services. Under Mr. Lee’s FirstVitals leadership, he aims to be the market leader for an FDA-cleared AI-enhanced Video Capsule Endoscopy platform. He is an early pioneer in remote patient monitoring for diabetes care management, having received CMS Healthcare Innovation Award in 2012. Today, Medicare reimburses providers for non-face-to-face remote patient monitoring services.

Prior to forming FirstVitals Inc., Mr. Lee held a senior leadership role at Pearsanta Inc as its CEO where he successfully led the acquisition of an advanced clinical laboratory focused on liquid biopsy for early cancer screening for endometriosis and prostate cancer for $25MM.

Mr. Lee was issued U.S. Patent No. 60/373,903 that was acquired by VISA, USA, Inc for the processing of HIPAA compliant 835 EFT payments from insurance companies/health plans to healthcare providers.

Susan Kim van Dongen, Chief Financial Officer (CFO)

Susan Kim van Dongen has 28 years of international executive leadership experience in managing all phases of companies including building financial operations infrastructure and effective finance and accounting teams. Leading financing, financial and SEC reporting, and managing audits, FP&A. Susan has been the strategic partner to many CEOs and executive teams for rapidly growing Private companies as well as public companies. She has overseen tax strategies, international expansions, IPOs and mergers and acquisitions.

Susan was formerly CFO of US Medical and Healthcare enterprise, CFO of MicroPicture and Visage Imaging in Germany, CFO of TomTom B.V., and Management Consulting holding Company in the Netherlands with international subsidiaries in Germany and Sweden, and CFO of Ultiverse Technologies Inc., Director of FP&A of Interleaf Inc.

Anthony K. Voorhies, Chief Commercialization Officer (CCO)

Experience:
As CCO, Mr. Voorhies drives the company’s marketing strategy, focusing on brand development, market expansion, and customer acquisition. He/ has extensive experience at the intersection of healthcare and technology, specializing in driving growth and improving the customer experience across a wide range of medical device, healthcare, and biotechnology sectors. With a strong background in business development, sales, and marketing, Anthony has successfully commercialized a broad portfolio of diagnostic tools, therapeutics, biomarkers, and FDA-cleared imaging and testing platforms. His expertise spans disease detection, software, and monitoring technologies, and he has a proven track record of scaling businesses from early-stage startups to publicly traded companies.

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Gagan Singh, Chief Technology Officer (CTO)

Experience:
Mr. Singh is a recognized technical innovator with a passion for leveraging technology to solve complex business challenges. As CTO at FirstVitals, Mr. Singh leverages over a decade of experience in health informatics to drive advancements in patient care through technology. He leads a dynamic team responsible for implementing solutions that enhance operational efficiency and user experience. Mr. Singh is an advocate for cybersecurity in healthcare, ensuring that patient data remains secure while enhancing system interoperability. With over 25 years of experience in the technology sector, he is committed to building a culture of collaboration & innovation, passionate about bridging the gap between IT and clinical operations to deliver exceptional healthcare solutions. He is certified in the following domains: Agile Scrum, ITIL, IBM WebSphere, MS Azure Cloud and Health Data Informatics.

Dr. Anastasia Katany, Fractional Medical Director of Functional Medicine

Experience: A graduate of Philadelphia College of Osteopathic Medicine, Dr. Katany completed her residency in Family Medicine at the Medical College of Virginia/VCU in 1997. Her passion for continuing education and addressing root causes drove her to attain additional board certifications in Advanced Integrative and Functional Medicine and Metabolic Medicine through USF School of Medicine in 2010. She served as a primary care physician in the Carilion Clinic Health System for 12 years and as an adjunct professor of family medicine at UVA School of Medicine prior to founding Inspire Health, an Integrative and Regenerative medicine practice in Forest, VA where she served as CEO for many years. Wishing to bring this approach to more patients and healthcare providers, she joined the medical diagnostics industry in 2016, where she served as both the Director of Clinical Education as well as the VP of Product Development for innovative diagnostic lab companies. Dr. Katany also serves as a Medical Director for multiple health care entities and continues to share her knowledge of the systems biology approach with both patients and health care providers. With 30+ years of experience in direct medical care, Dr. Katany has not only successfully treated thousands of patients but has also developed advanced diagnostics that assist medical providers in improving patient care and outcomes.

Board of Directors

In addition to the executive team, FirstVitals benefits from the guidance and oversight of its Board of Directors, which includes the following members:

Ernest G. Lee, Chairman of the Board of Directors

Experience: Mr. Lee is the Chairman of the Board of FirstVitals, bringing over 35 years of leadership and governance experience across the healthcare services sector. As Chairman, he will provide strategic oversight and guidance to the company’s executive team, ensuring alignment with long-term business goals and shareholder interests. Mr. Lee has extensive experience in corporate governance, having previously served as CEO for Pearsanta Inc, a subsidiary of a publicly traded company. In this role, he oversaw a key transaction in the acquisition of a life sciences company valued at $25MM.

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Myron Karasik, CMC, CPA, Director, Chair of the Audit Committee

Experience: Mr. Karasik is a successful executive, entrepreneur and consulting professional whose 35+-year career includes serving as the COO, CFO and CIO of closely held companies in the professional and financial services segments. He led the successful merger and integration of two structurally and culturally disparate mid-sized insurers each with Japanese parent companies. Additionally, he led efforts to restructure $3B North American operations of major international technology company through the use of shared services and integration of multiple entities. As remote CFO, he raised growth capital for expanding California based telehealth /clinic network to support 300% growth over a period of three years. Marketed and obtained acceptable bids from two national organizations seeking to acquire the entity.

No Bankruptcy, Investigations, or Criminal Proceedings

The Company is not a party to any legal proceedings that, individually or in the aggregate, could have a material adverse effect on the Company's business, financial condition or operating results.

The Company, the Principals, nor any of the Affiliates have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Principals, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF EXECUTIVE OFFICERS

Officers

The Company has not entered into any employment agreements with its Officers. Other than one officers receiving cash compensation pursuant a consulting arrangement, the Officers and employees are not currently earning any cash compensation. Upon receipt of sufficient proceeds from the Offering, the Company plans to enter into employment agreements with its Officers. The Company’s Officers are eligible for equity compensation and the Company expects to grant its Officers, as well as significant employees and Directors, certain rights to acquire equity.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Common Shares	Ernest Lee	6,000,000	N/A	94%
Common Shares	Gagan Singh	50,000	N/A	0.78%

*In a fully subscribed Offering

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The Company expects to adopt a stock incentive plan and issue equity awards to employees.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In order to pay certain costs related to the startup of the Company, including legal and offering costs, the Company entered into a series of Promissory Notes (the “Notes”) with Ernest Lee, the Chief Executive Officer of the Company. The Notes accrue interest at five percent (5%) per annum and have maturity dates of 12 months. In the event that the Company completes any capital raising activity, including but not limited to this Offering, the full outstanding principal balance of the Notes, along with any accrued interest, shall become immediately due and payable upon the closing of such Offering. The Company may issue additional Notes to Ernest Lee after the date of this Circular if the Company needs additional funding. The dates and principal amounts of the Notes, as of the date of this Circular are:

Date	Principal Amount
9/24/24	$2,000
9/30/24	$20,000
11/15/24	$25,000
12/13/24	$10,000
2/4/25	$5,000
Total	$62,000

ISSUANCE OF CONVERTIBLE PROMISSORY NOTE

The Company issued a Series A Convertible Promissory Note (the “Series A Note”) to Dr. Steven Gest on March 28, 2025 in the amount of $250,000. This Series A Note accrues interest at ten percent (10%) per annum and the principal and interest shall be due on March 28, 2028. This Series A Note is convertible by the Company into common shares of the Company upon an initial public offering or upon an equity financing transaction that raises in excess of $30 million dollars, the conversion price would be discounted at fifty percent (50%) of the common share price established in the initial public offering or equity financing transaction. Dr. Gest is not a related party or affiliated with the Company.

SECURITIES BEING OFFERED

Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with being a Company Shareholder, please see Exhibit 2 “Bylaws”.

The business and affairs of the Company shall be managed, operated, and controlled by or under the exclusive direction of the Board of Directors. Under the direction of the Board of Directors, the Officers shall have power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Officers may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval, or knowledge of the Shareholders. All decisions of the Company are made by the Board of Directors and Officers.

The Company is organized under the laws of the State of Delaware. The Bylaws choice of law clause and all rights and obligations arising therefrom will be governed by Delaware law.

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For purposes of this Section, all defined terms (as indicated by capital letters) shall have the same meaning as set forth in the Bylaws (Exhibit 2).

Distribution rights

Distributions in the form of dividends may be declared by the Board and paid by the Company out of the net earnings of the Company unreserved and unrestricted earned surplus of the Company, or out of the unreserved and unrestricted net earnings of the current fiscal year, or in treasury shares of the Company, subject to any limitations imposed by Delaware corporate law.

Voting Rights

Each outstanding share is entitled to one (1) vote on each matter submitted to a vote at a shareholder meeting, provided the shares are held in compliance with any payment plan, subscription, share purchase agreement, or fiduciary capacity.

Liquidation Rights

Any liquidation of the Company and its assets will occur in compliance with Delaware law. Shareholders will not have any liquidation preference. The Company may in the future issue preferred shares or debt. Holders of the preferred shares or debt will have liquidation rights senior to Shareholders.

Preemptive rights

There are no preemptive rights for Shareholders.

Withdrawal

No Shareholder may have the right to voluntarily or involuntarily withdraw, resign, or otherwise disassociate or receive a return of its investment contribution to the Company.

Redemptions. There is no redemption right associated with the Shares.

Transfer of Interests The transfer of Shares by a holder is limited.

If there are restrictions imposed by federal or state law on the transfer of the Shares, the Shareholders agree that they will refrain from engaging in such a transfer until the restriction(s) by law is lifted or no longer applies. Any such transfer while there is a restriction imposed by law will be void ab initio. It is the duty of the Shareholder, not the Company, to ensure there are no restrictions on transfer imposed by law. The Shareholder waives any claims and indemnifies the Company against a Shareholder’s claims or the purported transferee, derived from a void transfer transaction. The Company’s approval in writing pursuant to a transfer has no effect on such waiver and indemnification.

Indemnification

The Bylaws provide that a director or officer who acts in good faith, with reasonable and prudent care, and in the best interest of the Company, is entitled to be indemnified by the Company should the director or officer be made a party to a proceeding, brought or threatened, as a consequence of the director or officer acting in their official capacity. Directors and officers who fail to comply may be personally liable to the Company for noncompliance.

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Liabilities of the Shareholders under the Bylaws and State Law

Shareholders shall not be personally liable for the debts and acts of the Company solely due to the fact that the shareholder owns shares of the Company.

TAX TREATMENT

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company

Tax Returns

Annually, the Company will provide the Shareholder sufficient information from the Company’s informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Company’s informational tax returns will be prepared by a tax professional selected by the Company.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fail to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the Investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Shares, the investor should satisfy themselves that:

1.	The investment is consistent with the investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

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5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. The Company will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

The Company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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Part F/S

FirstVitals Inc.

A Delaware Corporation

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Financial Statements and Report of
Independent Certified Public Accountants

FirstVitals Inc.

December 31, 2024

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62

Independent Auditor’s Report

To the Manager of

FIRSTVITALS, INC.

Opinion

We have audited the accompanying financial statements of FIRSTVITALS, INC. (the “Company”), which comprise the balance sheet as of December 31, 2024, and the related statements of operations, changes in member's deficit, and cash flow for the period from September 12, 2024 (inception) to December 31, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the related statements of operations, changes in member's deficit, and cash flow for the period from September 12, 2024 (inception) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements include a shareholders’ deficit and zero revenue. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

June 8, 2025

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FirstVitals

BALANCE SHEET

As of December 31, 2024

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,244

TOTAL CURRENT ASSETS	5,244
TOTAL ASSETS	$5,244

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$3,144
Related party payable	3,811
Due to FirstVitals Health and Wellness (Related Party)	2,779
Notes payable - related party	57,000

TOTAL CURRENT LIABILITIES	66,734
TOTAL LIABILITIES	66,734

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock, $0.0001 par value, 50,000,000 shares authorized, 1000 shares issued and 1,000 shares outstanding, respectively	0
Additional paid-in capital	100
Stockholder receivable	(100)
Accumulated Equity (deficit)	(61,490)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(61,490)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,244

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FirstVitals

STATEMENTS OF OPERATIONS

For the Period from September 12, 2024 to December 31, 2024

Year End 2024
REVENUE
Sales	$-
Cost of goods sold	-
Gross Profit	-

OPERATING EXPENSES
General and administrative expenses	61,490
Total Operating Expenses	61,490

NET INCOME (LOSS) FROM OPERATIONS	(61,490)

Net Income (Loss) before provision for income taxes	(61,490)

Provision for Income Taxes	-

NET INCOME (LOSS)	$(61,490)

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FirstVitals

STATEMENT OF CASH FLOWS

For the Period from September 12, 2024 to December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(61,490)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,144
Net Cash Used In Operating Activities	$(58,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - related party	$57,000
Proceeds from related party payables	6,590
Net Cash Provided By Financing Activities	$63,590

CASH AT BEGINNING OF PERIOD	$-

CASH AT END OF PERIOD	$5,244

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest expense	$-
Shares issued for receivable	$100

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FirstVitals

STATEMENTS OF STOCKHOLDER’S EQUITY (deficit)

For the Period from September 12, 2024 to December 31, 2024

	Common	Common	Additional			Total
	Shares	Shares	Paid-in	Shareholder	Accumulated	Stockholders'
	Outstanding	Par	Capital	Receivable	Equity (Deficit)	Equity (Deficit)

Balance September 12, 2024	-	$-	$-	$-	$-	$-
Issuance of shares	1,000	0	100	(100)	-	0
Net Income (Loss)	-	-	-	-	(61,490)	(61,490)
Balance December 31, 2024	1,000	0	100	(100)	(61,490)	(61,490)

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Note A – Description of Business and Summary of Significant Accounting Policies

Nature of Operations

FirstVitals Inc. is a Delaware corporation developing an innovative healthcare technology platform dedicated to revolutionizing the way consumers access at rapid testing to monitor their health concerns.

In addition, FirstVitals will commercialize a single capsule-endoscopy platform to serve three U.S. markets in parallel by uniting FDA-cleared hardware, state-of-the-art AI, and omnichannel distribution to unlock a unscreened human market and high-value veterinary segments. FirstVitals is working on a commercial launch. The strategy directly addresses national goals to raise screening adherence, mitigates veterinary welfare gaps, and should position FirstVitals as the cross-species leader in non-invasive GI diagnostics.

Our mission is to provide seamless, efficient, non-invasive and personalized healthcare solutions that empower individuals to take control of their health through state-of-the-art diagnostic testing and immediate access to tailored treatment plans.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Income Taxes

Provision for income taxes consists of taxes currently due plus deferred taxes related primarily to differences between the bases of allowances, depreciation, and deferred revenue. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company evaluates its uncertain tax positions using the provisions of accounting principles generally accepted in the United States of America. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized. Management is of the opinion that there were no uncertain tax positions as of December 31, 2024. There are currently no open tax years for examination, as no returns have been filed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures.” The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit and loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASC 2023-07 for the annual period ending December 31, 2024.

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The Company’s Chief Executive Officer services as the CODM and evaluates the financial performance of the business and makes resource allocation decisions on a consolidated basis. As a result, the Company operates as a single reportable segment under ASC 280, Segment Reporting, defined by the CODM as Consumer Goods. The Company’s operations include marketing, professional fees as well as procurement expenses, all of which are managed centrally. The CODM assesses financial performance based on revenue, operating profit, and key operating expenses.

Note B – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect which creates substantial doubt related to going concern. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note C – Related Party Notes Payable

During the period from inception to December 31, 2024, the Company obtained a total of $57,000 of Notes Payables from a founder shareholder. The Notes have an annual interest rate of 5% and they mature between September 25, October 1, 2025, November 16, 2025 and December 14, 2025.

Additionally, FirstVitals as of December 31, 2024 had other short-term liabilities of $3,811 from the shareholder founder and $2,779 for an affiliate, FirstVitals Health and Wellness Company, for expenses paid on behalf of FirstVitals.

Note D – Stockholders’ Equity (Deficit)

The Company issued approximately 1,000 shares of Common Stock with a par value of $.0001 to the founders of the Company at a fair value of $1.00. As of December 31, 2024, 50,000,000 shares have been authorized, and 1,000 shares are outstanding.

Note E - Subsequent Events

Management has evaluated subsequent events through June 8, 2025, the date the financial statements were available to be issued.

Subsequent to December 31, 2024, as of January 22, 2025, the Company has additionally issued 6,340,625 shares to employees and other service providers. A total of 6,341,625 common shares of the Company have been issued, with 6,076,000 of those shares issued to two officers, Ernest Lee and Gagan Singh, and assignees of one director, Myron Karasik, reflecting services and resources previously provided to the Company. There is a material disparity between the effective cash cost to these officers and assignees of one director compared to the proposed public offering price. The 6,076,000 common shares (collectively, “Founder Equity”) were granted on January 22, 2025, at a nominal effective cash cost of $0.001 per share in recognition of (i) an aggregate $62,000 of working-capital advances already made by the founder, and (ii) thousands of uncompensated hours devoted since September 2024 to business formation, market research, intellectual property development, strategic execution, vendor diligence, and regulatory strategy. The grant was therefore compensation for past services (“sweat equity”) and capital advances, not a dividend or other return on investment. On the same date the Company issued an additional 265,625 shares to employees and consultants for professional services rendered during the start-up phase, bringing the total shares outstanding prior to this Offering to 6,341,625.

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PART III—EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1	Broker-Dealer Agreement with Andes Capital Group LLC. dated April 8, 2025
2.1	Articles of Incorporation of FirstVitals Inc.
2.2	Bylaws of FirstVitals Inc.
4.1	Form of Subscription Agreement
6.1	$2,000.00 Promissory Note between FirstVitals Inc. and Ernest Lee dated September 24, 2024
6.2	$20,000.00 Promissory Note between FirstVitals Inc. and Ernest Lee dated September 30, 2024
6.3	$25,000.00 Promissory Note between FirstVitals Inc. and Ernest Lee dated November 15, 2024
6.4	$10,000.00 Promissory Note between FirstVitals Inc. and Ernest Lee dated December 13, 2024
6.5	$250,000.00 Series A Convertible Promissory Note between FirstVitals Inc. and Dr. Steven Gest, dated March 28, 2025.
6.6	Non-Binding Memorandum of Understanding with Augere Medical AS, dated July 17, 2025
11.1	Consent of Assured Dimensions
12.1	Opinion of Red Rock Securities Law

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SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danville, California, on July 31, 2025.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

FirstVitals, Inc.

/s/ Ernest Lee

Name: Ernest Lee

Title: Chief Executive Officer

Date: July 31, 2025

Location signed: Danville, CA

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

/s/ Ernest Lee

Name: Ernest Lee

Title: Chief Executive Officer

Date: July 31, 2025

Location signed: Danville, CA

/s/ Susan Kim Van Dongen

Name: Susan Kim Van Dongen

Title: Chief Financial Officer

Date: July 31, 2025

Location signed: Danville, CA

/s/ Myron Karasik

Name: Myron Karasik

Title: Director

Date: July 31, 2025

Location signed: Danville, CA

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